UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

3M Company
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

George W. Buckley
Chairman of the Board, President and
Chief Executive Officer

March 23, 2011

Dear Stockholder:

        I am pleased to invite you to attend 3M's Annual Meeting of Stockholders, which will be held on Tuesday, May 10, 2011, at 10:00 a.m., Central Daylight Time at the RiverCentre, 175 West Kellogg Boulevard, St. Paul, Minnesota.

        Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. I will report on Company operations and discuss our plans for growth. There will also be time for your questions and comments.

        The fine attendance of our stockholders at Annual Meetings over the years has been very helpful in maintaining good communication. I sincerely hope you will be able to join us. Your attendance cards to the Annual Meeting are located on the back cover of this Proxy Statement.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote your proxy on the Internet, by telephone, or, if this Proxy Statement was mailed to you, by completing and mailing the enclosed traditional proxy card. Please review the instructions on the proxy card or the electronic proxy material delivery notice regarding each of these voting options.

        Thank you for your ongoing support of 3M.

Sincerely,

2011 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF 2011 ANNUAL MEETING AND PROXY STATEMENT

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3M COMPANY

3M Center, St. Paul, Minnesota 55144

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., Central Daylight Time on Tuesday, May 10, 2011
PLACE	RiverCentre 175 West Kellogg Boulevard St. Paul, Minnesota 55102
ITEMS OF BUSINESS	(1) To elect the ten directors identified in this Proxy Statement, each for a term of one year.
(2) To ratify the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm for 2011.
(3) To hold an advisory vote on executive compensation.
(4) To hold an advisory vote on the frequency of advisory votes on executive compensation.
(5) To consider one stockholder proposal, if properly presented at the meeting. See the Table of Contents for a description of the stockholder proposal.
(6) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
ADJOURNMENTS AND POSTPONEMENTS
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
ANNUAL REPORT
Our 2010 Annual Report, which is not part of the proxy soliciting materials, is enclosed if the proxy materials were mailed to you. The Annual Report is accessible on the Internet by visiting www.proxyvote.com, if you have received the E-Proxy Notice, or previously consented to the electronic delivery of proxy materials.
RECORD DATE	You are entitled to vote if you were a stockholder of record at the close of business on Friday, March 11, 2011.
MEETING ADMISSION
Either an admission ticket or proof of ownership of 3M stock, as well as a form of personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, your admission ticket is included on the back cover of this proxy statement. If your shares are held in the name of a bank, broker, or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Meeting, or you may request an admission ticket in advance. Please refer to the section entitled "Annual Meeting Admission" on page 1 for further details.
VOTING
For instructions on voting, please refer to the instructions on the E-Proxy Notice you received in the mail or, if you requested or received a hard copy of the Proxy Statement, on your enclosed proxy card.

By Order of the Board of Directors,

GREGG M. LARSON Deputy General Counsel and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2011: The Notice of Annual Meeting, Proxy Statement and the 2010 Annual Report are available at www.proxyvote.com. Enter the 12-digit control number located in the box next to the arrow on the E-Proxy Notice or proxy card to view these materials.

THIS PROXY STATEMENT AND PROXY CARD, OR THE E-PROXY NOTICE, ARE BEING DISTRIBUTED ON OR ABOUT MARCH 23, 2011.

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PROXY STATEMENT

        The Board of Directors (the "Board") of 3M Company, a Delaware corporation ("3M" or the "Company") is soliciting proxies for the Company's Annual Meeting of Stockholders. You are receiving a Proxy Statement because you own shares of 3M common stock that entitle you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

        The information included in this Proxy Statement relates to proposals to be voted on at the meeting (if properly presented), the voting process, 3M's Board and Board committees, the compensation of directors and certain executive officers, and other required information.

Purpose of the Annual Meeting

        The purpose of the Annual Meeting is to elect the directors identified in this Proxy Statement and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

        Only stockholders are invited to attend the meeting. An admission ticket or proof of ownership of 3M stock, along with photo identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, your admission ticket is on the back of this Proxy Statement. If your shares are held in the name of a bank, broker, or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting, or obtain an admission ticket in advance. Tickets are also available on the Internet voting site — www.proxyvote.com. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

        No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

 Information about the Notice of Internet Availability of Proxy Materials

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  Why did I receive the Notice of Internet Availability ("E-Proxy Notice") and not the printed proxy materials?

    3M is sending the E-Proxy Notice instead of a full printed set of proxy materials to allow stockholders to access our proxy materials in a fast and efficient manner. The E-Proxy Notice gives you instructions on how to view 3M's proxy materials and vote your proxy online or how to receive a full set of printed materials by mail.

    There are several advantages to 3M sending an E-Proxy Notice instead of a full set of materials:

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    Increases stockholder value by lowering our printing and mailing costs.

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    Reduces environmental impact — saves trees and reduces fossil fuel consumption.

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    Allows faster notification of how to access materials in an easily searchable format.

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  Why didn't I receive the E-Proxy Notice in the mail?

    We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of the E-Proxy Notice.

    In addition, we are providing the E-Proxy Notice by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the Web site where those materials are available and a link to the proxy voting Web site.

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  How do I view the proxy materials online?

    Go to www.proxyvote.com and follow the instructions to view the materials. It is necessary to provide the information printed in the box marked by the arrow located on your E-Proxy Notice. (See example below — the information in the box is an example only — your number will be different and is unique to you).

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  What if I still prefer to receive a paper copy of the proxy materials?

    You can easily request a paper copy at no cost by selecting from one of the three options below. You will need the information on the E-Proxy Notice that is printed in the box marked by the arrow (see example above — the information in the box is an example only — your number will be different and is unique to you).

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    By INTERNET at www.proxyvote.com;

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    By TELEPHONE, toll-free at 800-579-1639; or

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    By sending an E-MAIL to sendmaterial@proxyvote.com; simply enter the information in the box next to the arrow from your E-Proxy Notice in the subject line. No other information is necessary.

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  Can I request to receive my materials by e-mail rather than receive an E-Proxy Notice?

    You may request to receive proxy materials for all future meetings either by e-mail or in paper form by mail. To request future copies by e-mail, go to www.proxyvote.com or www.investordelivery.com and follow the electronic delivery enrollment instructions. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the Web site where those materials are available and a link to the proxy voting Web site. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

        Please note that you MAY NOT USE YOUR E-Proxy Notice to vote your shares; it is NOT a form for voting. If you send the E-Proxy Notice back your vote will not count.

        For more information about the E-Proxy, please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml.

 Stockholders Entitled to Vote

        Each share of our common stock outstanding as of the close of business on March 11, 2011, the record date, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were approximately 711,805,000 shares of common stock issued and outstanding.

        Most 3M stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

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  STOCKHOLDER OF RECORD — If your shares are registered directly in your name with 3M's Transfer Agent, Wells Fargo Bank, N.A., you are considered the stockholder of record of those shares and the E-Proxy Notice, or if you requested, these proxy materials are being sent directly to you by 3M. As the stockholder of record, you have the right to grant your voting proxy directly to 3M or to vote in person at the meeting. You may also vote on the Internet or by telephone, as described in the E-Proxy Notice and below under the heading "Voting Methods."

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  BENEFICIAL OWNER — If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee, or nominee on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use. You may also vote on the Internet or by telephone, as described in the E-Proxy Notice and below under the heading "Voting Methods."

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  If your shares are held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you are considered the beneficial owner of these shares and the trustee of the plans is the stockholder of record. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan may direct the trustee how to vote the shares allocated to their account by following the voting instructions contained on the proxy card. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan may also direct the trustee how to vote a proportionate number of allocated shares of common stock for which it has not received direction by following the same voting instructions. If you fail to direct the trustee how to vote your shares by following these voting instructions, the trustee will vote your shares as described in the voting instructions. You may also vote on the Internet or by telephone, as described in the E-Proxy Notice and below under the heading "Voting Methods."

Proposals You Are Asked to Vote On and the Board's Voting Recommendations

        The following proposals are included in this Proxy Statement and are scheduled to be voted on at the meeting. 3M's Board recommends that you vote your shares as indicated below.

	Proposals:	The Board's Voting Recommendations:

1.	The election of the ten directors identified in this Proxy Statement.	"FOR" each nominee to the Board

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm for 2011.	"FOR"

3.	Advisory vote on executive compensation.	"FOR"

4.	Advisory vote on the frequency of advisory votes on executive compensation.	"1 Year"

5.	Stockholder proposal on political contributions.	"AGAINST"

        Other than the proposals described in this Proxy Statement, and the one stockholder proposal not included in the Proxy Statement as described below, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy by telephone, Internet, or by signing and returning your proxy card, any of the persons appointed by the Board of Directors as proxy holders — George W. Buckley, Patrick D. Campbell, David W. Meline, and Gregg M. Larson — will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees is unavailable as a candidate for director, the above-named proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors.

        After the deadline for a stockholder proposal to be considered for inclusion in 3M's Proxy Statement for this meeting had passed, we received a written request from Walden Asset Management, One Beacon Street, Boston, Massachusetts 02108 ("Walden"), seeking, pursuant to our Bylaws, to present a proposal (the "Walden Proposal") from the floor at the meeting, without having it included in the

Company's Proxy Statement. Walden's proposal requests the Company's Board of Directors to initiate a review of 3M's role on the Board of the U.S. Chamber of Commerce (the "Chamber"), with respect to several aspects, including among others, the consistency between the Chamber's policies and the Company's environmental, social and governance policies, and options to distinguish the Company's positions from those of the Chamber. The Company's Board does not believe that the proposal is in the best interests of the Company or its stockholders. Pursuant to Rule 14a-4(c) under the Securities Exchange Act of 1934, the named proxies will have discretion with respect to the Walden Proposal and intend to exercise that discretion to vote "AGAINST" such proposal if properly presented at the meeting.

Voting Requirements to Elect Directors and Approve Each of the Proposals Described in this Proxy Statement

        Quorum — The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and "broker non-votes" are counted as present for purposes of determining a quorum. A "broker non-vote" occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

        Broker Vote — Under New York Stock Exchange (NYSE) Rule 452, brokers are permitted to vote their clients' shares in "routine" matters (such as ratification of auditors) so long as the beneficial owner of those shares had not provided voting instructions to the broker at least ten days before a stockholder meeting. Previously, the SEC had considered uncontested director elections to be routine, but the SEC approved amendments to NYSE Rule 452, effective January 1, 2010, to change uncontested director elections from "routine" to "non-routine." In September 2010, the SEC approved additional amendments to NYSE Rule 452 to provide that executive compensation matters, including say-on-pay, say-on-frequency of say-on-pay, and say-on golden-parachutes, are non-routine matters. As a result of these rule changes, brokers are prohibited from voting in director elections and on these executive compensation matters without specific instructions from beneficial owners.

        If you are a beneficial owner (other than as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan), your bank, broker, or other holder of record is permitted to vote your shares on the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011, even if the record holder does not receive voting instructions from you.

        Election of Directors — In accordance with 3M's Bylaws, each director is elected by the vote of the majority of votes cast (which means the number of votes cast "for" a director's election exceeds the number of votes cast "against" that director's election with "abstentions" and "broker non-votes" not counted as a vote cast either "for" or "against" that director's election) with respect to that director's election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Company first mails its notice of meeting for such meeting to the Company's stockholders, the number of nominees exceeds the number of directors to be elected (a "Contested Election"), the directors shall be elected by the vote of a plurality of the votes cast (which means that the nominees who receive the most affirmative votes are elected to serve as directors).

        For an election where the majority vote standard applies, the Nominating and Governance Committee has established procedures under which any incumbent director who is not elected shall offer to tender his or her resignation to the Board. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Governance Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Committee's recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within ninety (90) days following certification of the election results. The Nominating and Governance Committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.

        An incumbent director who fails to receive a majority of the votes cast in an election that is not a Contested Election (as defined above) and who tenders his or her resignation pursuant to the procedures described above shall remain active and engaged in Board activities while the Nominating and Governance Committee and the Board decide whether to accept or reject such resignation, or whether other action should be taken; provided, however, it is expected that such incumbent director shall not participate in any proceedings by the Nominating and Governance Committee or the Board regarding whether to accept or reject such director's resignation, or whether to take other action with respect to such director.

        If the Board of Directors accepts a director's resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the Bylaws.

        All Other Proposals — The affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter is required to approve Proposals No. 2, 3, and 5. With respect to Proposal No. 4, the frequency receiving the greatest number of votes — "1 Year", "2 Years", or "3 Years" — will be considered the frequency that stockholders prefer. In tabulating the voting result for any particular proposal, abstentions and, if applicable, broker non-votes are not counted as votes "FOR" or "AGAINST" the proposal. An abstention will, however, be counted as entitled to vote on a proposal and will, therefore, have the effect of a vote "AGAINST". The stockholder proposal is presented as a request to the Board to take action.

Voting Methods

        If you hold shares directly as the stockholder of record, you may vote by granting a proxy or vote in person at the Annual Meeting by requesting a ballot, or, if you hold shares beneficially in street name, by submitting voting instructions to your broker or nominee. If you own shares beneficially as a participant in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan, you may vote by submitting voting instructions to the trustee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Please refer to the summary instructions below and those included on your E-Proxy Notice or proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

        The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting for stockholders of record will be available 24 hours a day, up until 10:59 p.m. (Central Time) on May 9, 2011. Participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan may instruct the trustee how to vote their shares via the Internet, by telephone, or by signing and returning the proxy card by 10:59 p.m. (Central Time) on May 5, 2011.

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  VOTE BY INTERNET — www.proxyvote.com — If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week. Have your proxy card or E-Proxy Notice when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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  VOTE BY TELEPHONE — 1-800-690-6903 — If you live in the United States, you may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week. Have your proxy card or E-Proxy Notice in hand when you call and then follow the instructions.

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  VOTE BY MAIL — You may vote by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided so that it is received by May 9, 2011 (by May 5, 2011 for participants in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan), to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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  VOTE IN PERSON — If you are a stockholder of record, you may grant your proxy to 3M or vote in person at the Annual Meeting by requesting a ballot at the meeting.

        All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Changing Your Vote

        You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions). For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Counting the Vote

        In the election of directors, you may vote "FOR" or "AGAINST" one or more of the nominees or you may "ABSTAIN". For Proposals No. 2, 3, and 5, you may vote "FOR", "AGAINST", or "ABSTAIN", except that if you "ABSTAIN", it has the same effect as a vote "AGAINST". For Proposal No. 4, you may vote for "1 Year", "2 Years", "3 Years", OR "ABSTAIN". If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the 3M Voluntary Investment Plan and Employee Stock Ownership Plan or the 3M Savings Plan will be voted by the trustee as described in "Stockholders Entitled to Vote" beginning on page 2.

        Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspectors of election.

Confidentiality

        The Company's Board of Directors has a policy that all stockholder proxies, ballots, and tabulations that identify stockholders are to be maintained in confidence. No such document will be available for examination, and the identity and vote of any stockholder will not be disclosed, except as necessary to meet legal requirements and allow the inspectors of election to certify the results of the stockholder vote. The policy also provides that inspectors of election for stockholder votes must be independent and cannot be employees of the Company. Occasionally, stockholders provide written comments on their proxy card that may be forwarded to 3M management.

Results of the Vote

        We will announce preliminary voting results for those items of business properly presented at the meeting and disclose the preliminary results for those items (or final results if available) in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting date. A news release with voting results will also be available on our Web site at www.3M.com/profile/pressbox/index.jhtml.

Delivery of Documents to Stockholders Sharing an Address

        Securities and Exchange Commission rules allow us to deliver a single copy of an annual report and proxy statement to any household not participating in electronic proxy material delivery at which two or more stockholders reside, if we believe the stockholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates irritating duplicate mailings that stockholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus or information statements. Each stockholder will continue to receive a separate proxy card or voting instruction card.

        Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by calling 1-800-579-1639, by going to the following Web site: www.proxyvote.com, or by e-mail at sendmaterial@proxyvote.com, or in writing to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

        If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer stockholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings to your household.

List of Stockholders

        The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 7:45 a.m. and 4:30 p.m. (Central Time), at our principal executive offices at 3M Center, Building 220-13E-34, St. Paul, Minnesota 55144-1000, by contacting the Secretary of the Company.

Cost of Proxy Solicitation

        3M will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We have hired Georgeson Shareholder Communications, Inc. to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Georgeson Shareholder Communications, Inc. a fee of $20,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

        Our Transfer Agent is Wells Fargo Bank, N.A. All communications concerning stockholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting Wells Fargo Bank, N.A. at 1-800-401-1952 (U.S.), 651-450-4064 (outside the U.S.), www.wellsfargo.com/shareownerservices, or in writing, P.O. Box 64854, St. Paul, MN 55164-0854.

GOVERNANCE OF THE COMPANY

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines that, along with the Certificate of Incorporation, Bylaws, charters of the Board committees, and Code of Business Conduct and Ethics, provide the framework for the governance of the Company. The Board's Nominating and Governance Committee is responsible for overseeing and reviewing the Guidelines at least annually, and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines, the Certificate of Incorporation, Bylaws, charters of the Board committees, and Code of Business Conduct and Ethics are available on our Web site at www.3M.com, under Investor Relations — Corporate Governance.

Executive Sessions

        Independent directors regularly meet in executive sessions without the Chairman and CEO or other members of management present to review the criteria upon which the performance of the Chairman and CEO is based, to review the performance of the Chairman and CEO against those criteria, to ratify the compensation of the Chairman and CEO as approved by the Compensation Committee, and to discuss any other relevant matters.

Board's Leadership Structure

        The Board's current leadership structure is characterized by:

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  a combined Chairman of the Board and CEO;

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  a strong, independent, and highly experienced Lead Director with well-defined responsibilities that support the Board's oversight responsibilities;

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  a robust Committee structure with oversight of various types of risks; and

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  an engaged and independent Board.

        The Board believes that its current leadership structure provides independent board leadership and engagement while deriving the benefit of having our CEO also serve as Chairman of the Board. As the individual with primary responsibility for managing the Company's day-to-day operations and with in-depth knowledge and understanding of the Company, he is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues. Coupled with an independent Lead Director, this combined structure provides independent oversight while avoiding unnecessary confusion regarding the Board's oversight responsibilities and the day-to-day management of business operations.

        The Board of Directors believes it is fundamentally wrong to permanently and inflexibly separate or combine the positions of Chairman of the Board and Chief Executive Officer (CEO). To do so prevents the Board from acting in the stockholders' best interests when selecting future Board leadership. The Board rejected permanently separating or combining the positions of Chairman and CEO in its Corporate Governance Guidelines, which are reviewed at least annually and available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. Instead, the Board adopted an approach that allows it, in representing the stockholders' best interests, to decide who should serve as Chairman or CEO, or both, under present or anticipated future circumstances.

        The Board believes that the Company's corporate governance measures ensure that strong, independent directors continue to effectively oversee the Company's management and key issues related to executive compensation, CEO evaluation and succession planning, strategy, risk, and integrity. The Board has also designated one of its members to serve as Lead Director, with responsibilities (described in the next section) that are similar to those typically performed by a separate chairman.

        The Board believes that combining the roles of CEO and Chairman contributes to an efficient and effective Board. The independent directors recruited the current Chairman and CEO from outside 3M to be its leader in a time of changing and challenging global economic conditions. The Board believes that to drive change and continuous improvement within the Company, tempered by respect for 3M's traditions and values, the CEO must have maximum authority to be effective. The CEO is primarily responsible for effectively leading significant change, improving operational efficiency, driving growth, managing the Company's day-to-day business, managing the various risks facing the Company, and reinforcing the expectation for all employees of continuing to build on 3M's century-old tradition of uncompromising honesty and integrity. The Board currently believes the CEO is best able to chair regular Board meetings and, with his in-depth knowledge and understanding of the Company, bring key business issues and stakeholder interests to the Board's attention.

Lead Independent Director

        The 3M Board of Directors has designated one of its members to serve as a Lead Director, with responsibilities that are similar to those typically performed by an independent chairman ("Lead Director"). Dr. Vance Coffman currently serves as Lead Director. Dr. Coffman is a highly experienced director, currently serving on the boards of Amgen, Inc. and Deere & Company, and former Chairman and CEO of Lockheed Martin Corporation. His responsibilities include:

  •
  presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

  •
  acting as a key liaison between the Chairman/CEO and the independent directors;

  •
  assisting the Chairman/CEO in setting the Board agenda and frequency of meetings;

  •
  having the authority to call meetings of the independent directors;

  •
  communicating Board member feedback to the Chairman/CEO (except that the chair of the Compensation Committee leads the discussion of the Chairman/CEO's performance and communicates the Board's evaluation of that performance to the Chairman/CEO); and

  •
  performing such other duties as requested by the Board.

Communication with Directors

        The Board of Directors has adopted the following process for stockholders and other interested parties to send communications to members of the Board. Stockholders and other interested parties may communicate with the Lead Director, the chairs of the Audit, Compensation, Finance, and Nominating and Governance Committees of the Board, or with any of our other independent directors, or all of them as a group, by sending a letter to the following address: Corporate Secretary, 3M Company, 3M Center, Building 220-13E-34, St. Paul, MN 55144-1000.

Director Independence

        The Board of Directors has adopted a formal set of Director Independence Guidelines with respect to the determination of director independence, the full text of which is available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. In accordance with these Guidelines, a director or nominee for director must be determined to have no material relationship with the Company other than as a director. The Guidelines specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with the Company or its independent registered public accounting firm.

The Guidelines also prohibit Audit Committee members from having any direct or indirect financial relationship with the Company, and restrict both commercial and not-for-profit relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm's length with the Company and its subsidiaries, and to disclose any circumstance that might be perceived as a conflict of interest.

        In accordance with these Guidelines, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director, or any member of his or her immediate family and the Company and its subsidiaries and affiliates in each of the most recent three completed fiscal years. The Board also considered whether there were any transactions or relationships between directors or any member of a director's immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder). The Board considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and companies at which some of our directors are or have been officers. In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated for each of the directors, Herbert L. Henkel, Edward M. Liddy, and Robert J. Ulrich, the annual amount of sales to 3M by the company where he serves (or served) as an executive officer, and purchases by that company from 3M, and determined that the amount of sales and purchases in each fiscal year was below one percent of the annual revenues of each of those companies, the threshold set forth in the Director Independence Guidelines. The Board also considered charitable contributions to not-for-profit organizations with which our directors or immediate family members are affiliated, none of which approached the threshold set forth in our Director Independence Guidelines.

        As a result of this review, the Board affirmatively determined that the following directors are independent under these Guidelines: Linda G. Alvarado, Vance D. Coffman, Michael L. Eskew, W. James Farrell, Herbert L. Henkel, Edward M. Liddy, Robert S. Morrison, Aulana L. Peters, and Robert J. Ulrich. The Board has also determined that no members of the Audit Committee received any compensation from the Company other than directors' fees. George W. Buckley is considered to not be independent because of his employment as Chairman of the Board, President and Chief Executive Officer of the Company.

Director Nomination Process

Role of the Nominating and Governance Committee

        The Nominating and Governance Committee (the "Committee") identifies individuals that the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth below, and recommends selected individuals to the Board for nomination to stand for election at the next meeting of stockholders of the Company in which directors will be elected. In the event there is a vacancy on the Board between meetings of stockholders, the Committee seeks to identify individuals that the Committee believes are qualified to become Board members in accordance with the Board Membership Criteria set forth below, and may recommend one or more of such individuals for appointment to the Board.

Nominees Proposed by Stockholders for Consideration by the Committee

        The Committee has a policy to consider properly submitted stockholder nominees for candidates for membership on the Board of Directors. Stockholders proposing individuals for consideration by the Committee must include at least the following information about the proposed nominee: the proposed nominee's name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected. Stockholders should send the required information about the nominee to:

  Corporate Secretary
  3M Company
  3M Center
  Building 220-13E-34
  St. Paul, MN 55144-1000.

        In order for an individual proposed by a stockholder to be considered by the Committee for recommendation as a Board nominee for the 2012 Annual Meeting, the Corporate Secretary must receive the proposal no later than 5:00 p.m. (Central Time) on November 24, 2011. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Company). The Corporate Secretary will send properly submitted stockholder proposed nominations to the Committee Chair for consideration at a future Committee meeting. Individuals proposed by stockholders in accordance with these procedures will receive the same consideration that individuals identified to the Committee through other means receive.

Stockholder Nominations

        In addition, 3M's Bylaws permit stockholders to nominate directors at an Annual Meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company's Bylaws. With respect to nominations to be acted upon at our 2012 Annual Meeting, our Bylaws would require, among other things, that the Corporate Secretary receive written notice from the record stockholder no earlier than January 11, 2012, and no later than February 10, 2012. The notice must contain the information required by the Bylaws, a copy of which is available on our Web site at www.3M.com, under Investor Relations — Corporate Governance. Nominations received after February 10, 2012, will not be acted upon at the 2012 Annual Meeting.

Board Membership Criteria

        The Committee periodically reviews with the Board the requisite skills and characteristics of its members. 3M's Corporate Governance Guidelines contain Board Membership Criteria that apply to nominees for a position on 3M's Board. The Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members given the current Board composition. It is the intent of the Board that the Board, itself, will be a high performance organization creating competitive advantage for the Company. To perform as such, the Board will be comprised of individuals who have distinguished records of leadership and success in their arena of activity and who will make substantial contributions to Board operations and effectively represent the interests of all stockholders. The Committee's and the Board's assessment of Board candidates includes, but is not limited to, consideration of:

  (i)
  Roles and contributions valuable to the business community;

  (ii)
  Personal qualities of leadership, character, judgment, and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence, and adherence to the highest ethical standards;

  (iii)
  Relevant knowledge and diversity of background and experience in such things as business, manufacturing, technology, finance and accounting, marketing, international business, government, and the like; and

  (iv)
  Whether the candidate is free of conflicts and has the time required for preparation, participation, and attendance at all meetings.

        In addition to these minimum requirements, the Committee will also evaluate whether the nominee's skills are complementary to the existing Board members' skills, the Board's needs for particular expertise in fields such as business, manufacturing, technology, finance and accounting, marketing, international business, government, or other areas of expertise, and assess the nominee's impact on Board dynamics and effectiveness.

Diversity

        The Board of Directors values diversity as a factor in selecting nominees to serve on the Board, and believes that the diversity which exists in its composition provides significant benefit to the Board and the Company. Although there is no specific policy on diversity, the Committee considers the Board Membership Criteria in selecting nominees for directors, including "diversity of background." Such considerations may include gender, race, national origin, functional background, executive or professional experience, and international experience.

Identification, Evaluation, and Selection of Nominees

        The Committee periodically reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee considers qualified nominees from several sources, including current Board members and nominees recommended by stockholders and other persons.

        The Committee may from time to time retain a director search firm to help the Committee identify qualified director nominees for consideration by the Committee. The Committee retained SpencerStuart in 2010 to help identify future board candidates.

        The Committee evaluates qualified director nominees at regular or special Committee meetings against the Board Membership Criteria described above then in effect and reviews qualified director nominees with the Board. The Committee and the Chairman of the Board interview candidates that meet the Board Membership Criteria and the Committee selects nominees that best suit the Board's current needs and recommends one or more of such individuals for election to the Board.

Board's Role in Risk Oversight

        The Board has delegated to the Audit Committee through its charter the primary responsibility for the oversight of risks facing the Company. The charter provides that the Audit Committee shall "discuss policies and procedures with respect to risk assessment and risk management, the Company's major risk exposures and the steps management has taken to monitor and mitigate such exposures."

        The Vice President and General Auditor, Corporate Auditing ("Auditor"), whose appointment and performance is reviewed and evaluated by the Audit Committee and who has direct access to the Audit Committee, is responsible for leading the formal risk assessment and management process within the Company. The Auditor, through consultation with the Company's senior management, periodically assesses the major risks facing the Company and works with those executives responsible for managing each specific risk. The Auditor periodically reviews with the Audit Committee the major risks facing the Company and the steps management has taken to monitor and mitigate those risks. The Auditor's risk management report, which is provided in advance of the meeting, is reviewed with the entire Board by either the Chair of the Audit Committee or the Auditor. The executive responsible for managing a particular risk may also report to the full Board on how the risk is being managed and mitigated.

        While the Board's primary oversight of risk is with the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, the Compensation Committee oversees the risks associated with the Company's compensation practices, including an annual review of the Company's risk assessment of its compensation policies and practices for its employees. The Finance Committee oversees risks associated with the Company's capital structure, its credit ratings and its cost of capital, long-term benefit obligations, and the Company's use of or investment in financial products, including derivatives used to manage risk related to foreign currencies, commodities, and interest rates. The Nominating and Governance Committee oversees the risks associated with the Company's overall governance and its succession planning process to understand that the Company has a slate of future, qualified candidates for key management positions.

        The Board believes that its oversight of risks, primarily through delegation to the Audit Committee, but also through delegation to other committees to oversee specific risks within their areas of responsibility and expertise, and the sharing of information with the full Board, is appropriate for a diversified technology and manufacturing company like 3M. The chair of each committee that oversees risk provides a summary of the matters discussed with the committee to the full Board following each committee meeting. The minutes of each committee meeting are also provided to all Board members. The Board also believes its oversight of risk is enhanced by its current leadership structure (discussed above) because the CEO, who is ultimately responsible for the Company's management of risk, also chairs regular Board meetings, and with his in-depth knowledge and understanding of the Company, is best able to bring key business issues and risks to the Board's attention.

3M Business Conduct Policies

        More than a century of operating with honesty and integrity has earned 3M trust from our customers, credibility with our communities, and dedication from our employees. All of our employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, are required to abide by 3M's business conduct policies to ensure that our business is conducted in a consistently legal and ethical manner. These policies form the foundation of a comprehensive process that includes compliance with corporate policies and procedures and a companywide focus on uncompromising honesty and integrity in every aspect of our operations. Our business conduct policies cover many topics, including antitrust and competition law, conflicts of interest, financial reporting, protection of confidential information, and compliance with all laws and regulations applicable to the conduct of our business.

        Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the business conduct policies. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees or others of concerns regarding questionable accounting or auditing matters. Information on how to submit any such communications can be found on 3M's Web site at http://www.3m.com/busconducttrain/.

        The Board of Directors has adopted a Code of Business Conduct and Ethics for directors of the Company. This Code incorporates long-standing principles of conduct the Company and the Board follow to ensure the Company's business and the activities of the Board are conducted with integrity, adherence to the highest ethical standards, and in compliance with the law.

        The Company's Business Conduct Policies for employees and the Code of Business Conduct and Ethics for Directors are available on our Web site at www.3M.com under Investor Relations — Corporate Governance.

 Related Person Transaction Policy and Procedures

        The Board of Directors has adopted a written Related Person Transaction Policy which is administered by the Nominating and Governance Committee. This Policy applies to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person (as that term is defined in the Policy) has a direct or indirect material interest. Under the Policy, Company management will determine whether a transaction meets the requirements of an Interested Transaction (as that term is defined in the Policy) requiring review by the Committee. Transactions that fall within this definition will be referred to the Committee for approval, ratification, or other action. Based on its consideration of all of the relevant facts and circumstances, the Committee will decide whether or not to approve such transaction and will approve only those transactions that are in the best interests of the Company. In the course of its review and approval or ratification of a transaction, the Committee shall consider:

  1.
  the nature of the Related Person's interest in the transaction;

  2.
  the material terms of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

  3.
  the significance of the transaction to the Related Person;

  4.
  the significance of the transaction to the Company;

  5.
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

  6.
  any other matters the Committee deems appropriate.

        Any Committee member who is a Related Person with respect to a transaction under review may not participate in the deliberations or vote respecting such approval or ratification; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Committee which considers the transaction.

Policy on Adoption of a Rights Plan

        In 2002 and 2003, a 3M stockholder submitted a shareholder proposal to 3M regarding the approval process for adopting a stockholders' rights plan (also known as a "poison pill"). 3M does not have a rights plan and is not currently considering adopting one. The Board continues to believe, however, that there may be circumstances under which adoption of a rights plan would be necessary to give the Board the negotiating power and leverage to obtain the best result for 3M stockholders in the context of a takeover effort.

        Following consideration of the favorable vote the stockholder proposal received and in light of this belief, the Board has adopted and reaffirmed a statement of policy on this topic. The Board's policy is that it will only adopt a rights plan if either (1) stockholders have approved adoption of the rights plan or (2) the Board in its exercise of its fiduciary responsibilities, including a majority of the independent members of the Board, makes a determination that, under the circumstances existing at the time, it is in the best interests of 3M's stockholders to adopt a rights plan without the delay in adoption that would come from the time reasonably anticipated to seek stockholder approval.

        The Board has directed the Nominating and Governance Committee to review this policy statement on an annual basis and to report to the Board on any recommendations it may have concerning the policy. The terms of the policy, as in effect, are included in 3M's published Corporate Governance Guidelines and its Proxy Statement.

BOARD AND COMMITTEE MEMBERSHIP

        The Board currently has ten directors and the following four Committees: Audit, Compensation, Finance, and Nominating and Governance. The membership during 2010 and the function of each Committee are described below.

        During 2010, the Board of Directors held six regularly scheduled meetings. Overall attendance at Board and committee meetings was 97 percent. Seven directors attended 100 percent and three directors attended 94, 89, and 86 percent, respectively, of the regularly scheduled meetings of the Board and Board committees on which they served in 2010.

        The Company has a long-standing policy that directors are expected to attend the Annual Meeting of Stockholders unless extenuating circumstances prevent them from attending. All directors attended last year's Annual Meeting of Stockholders.

        The Board and each Committee conducted an evaluation of their performance in 2010.

Name of Non-Employee Director	Audit	Compensation	Finance	Nominating and Governance

Linda G. Alvarado	X		X

Vance D. Coffman		X *		X

Michael L. Eskew	X		X *

W. James Farrell	X		X

Herbert L. Henkel	X *			X

Edward M. Liddy		X		X

Robert S. Morrison		X		X *

Aulana L. Peters		X	X

Robert J. Ulrich		X		X

X = Committee Member; * = Chair

 Audit Committee

        In 2010, the Audit Committee met nine times. The Committee assists the Board in its oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company's independent registered public accounting firm (the "Independent Accounting Firm"), the performance of the Company's internal auditing department, and furnishes a report for inclusion in the Company's Proxy Statement. In addition, the Committee:

  •
  Reviews the Company's annual audited and quarterly consolidated financial statements;

  •
  Reviews the Company's financial reporting process and disclosure and internal controls and procedures, including major issues regarding accounting principles and financial statement presentation, and critical accounting policies to be used in the consolidated financial statements;

  •
  Reviews and discusses with management and the Independent Accounting Firm the Company's internal controls report and the Independent Accounting Firm's attestation of the Company's internal controls;

  •
  By delegation to the chair, reviews earnings press releases prior to issuance;

  •
  Appoints, oversees, and approves compensation of the Independent Accounting Firm;

  •
  Reviews with the Independent Accounting Firm the scope of the annual audit, including fees and staffing, and approves all audit and permissible non-audit services provided by the Independent Accounting Firm;

  •
  Reviews findings and recommendations of the Independent Accounting Firm and management's response to the recommendations of the Independent Accounting Firm;

  •
  Discusses policies with respect to risk assessment and risk management, the Company's major risk exposures, and the steps management has taken to monitor and mitigate such exposures; and

  •
  Periodically obtain reports from the Company's Chief Compliance Officer, who has direct reporting obligations to the Committee, on compliance, and at least annually, on the implementation and effectiveness of the Company's compliance and ethics program.

        The Board of Directors has determined that all of the Audit Committee members are "independent," "financially literate," and have "accounting or related financial management expertise" under the New York Stock Exchange listing standards. The Board has also determined that all of the Audit Committee members — Herbert L. Henkel (chair), Linda G. Alvarado, Michael L. Eskew, and W. James Farrell — are "audit committee financial experts" as that term is defined by applicable SEC regulations. The charter of the Audit Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Compensation Committee

        In 2010, the Compensation Committee met seven times. The Committee reviews the Company's compensation practices and policies, annually reviews and approves (subject to ratification by the independent directors of the Board) the compensation for the CEO, annually reviews and approves the compensation for the other senior executives, evaluates CEO performance, reviews and discusses with management of the Company the Compensation Discussion and Analysis prepared in accordance with the SEC's disclosure rules for executive compensation, and furnishes a report for inclusion in the Company's Proxy Statement. In addition, the Committee:

  •
  Reviews disclosures in the Company's Proxy Statement regarding advisory votes on executive compensation and the frequency of such votes;

  •
  Approves the adoption, amendment, and termination of incentive compensation and deferred compensation programs for employees of the Company;

  •
  Approves, subject to ratification by the independent directors of the Board, employment agreements and severance arrangements for the CEO, as appropriate;

  •
  Approves employment agreements and severance arrangements for the senior executives of the Company (other than the CEO), as appropriate;

  •
  Interprets and supervises the administration of the Company's stock and long-term incentive compensation programs, and determines the employees who receive awards and the size of their awards under such programs;

  •
  Reviews and makes recommendations to the Board of Directors concerning the design of the pension and other postretirement benefit plans that have a material financial impact upon the Company;

  •
  Annually reviews a risk assessment of the Company's compensation policies and practices for its employees; and

  •
  Periodically reviews human resource issues relating to the Company's policies and practices with respect to workforce diversity and equal employment opportunities.

        The Board of Directors has determined that all Compensation Committee members are "independent" under the New York Stock Exchange listing standards. The Board has also determined that each Compensation Committee member qualifies as a "Non-Employee Director" under Rule 16b-3 of the Securities Exchange Act of 1934 and that each member (except Robert S. Morrison due to his service in 2005 as interim CEO), qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code. As a result, Mr. Morrison may participate in the discussion, but cannot vote on the Committee's decisions involving performance-based compensation. The charter of the Compensation Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Finance Committee

        In 2010, the Finance Committee met five times. The Committee assists the Board with its oversight of the Company's capital structure, financing, investment, and other financial matters of importance to the Company. In addition, the Committee:

  •
  Reviews and recommends for approval by the Board the dividend policy and the declaration of dividends or other forms of distributions on the Company's stock, such as stock splits in the form of a stock dividend;

  •
  Reviews and recommends for approval by the Board the repurchase of the Company's stock;

  •
  Reviews and recommends for approval by the Board the Company's short- and long-term borrowings;

  •
  Reviews and recommends for approval by the Board the registration and issuance of the Company's debt or equity securities, except in the case of the issuance of debt or equity securities in connection with a merger or acquisition transaction which is presented to the Board;

  •
  Periodically reviews the Company's ratings from credit rating agencies;

  •
  Reviews and recommends for approval by the Board an annual capital expenditure budget and revisions to that budget;

  •
  Reviews and recommends for approval by the Board capital expenditures in excess of $75,000,000;

  •
  Reviews and evaluates any risks associated with the Company's use of or investment in financial products, including derivatives used to manage risk related to foreign currencies, commodity prices, and interest rates;

  •
  Periodically reviews the Company's insurance coverage; and

  •
  Periodically reviews the funding of the Company's pension and other benefit plans.

        The Board of Directors has determined that all Finance Committee members are "independent" under the New York Stock Exchange listing standards. The charter of the Finance Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

Nominating and Governance Committee

        In 2010, the Nominating and Governance Committee met five times. The Committee establishes Board membership criteria, assists the Board by identifying individuals qualified to become Board members, recommends to the Board matters of corporate governance, facilitates the annual review of the performance of the Board and its Committees, and periodically reviews CEO and management succession plans. In addition, the Committee:

  •
  Selects and recommends candidates to the Board of Directors to be submitted for election at the Annual Meeting and candidates to fill any vacancies on the Board, including stockholder nominees for director (submitted in accordance with the Company's Bylaws). The Committee considers all candidates in light of the Board membership criteria adopted by the Board of Directors;

  •
  Reviews and makes recommendations to the Board of Directors concerning the composition and size of the Board and its Committees, Board membership criteria, frequency of meetings, and recommends to the Board changes in compensation for nonemployee directors;

  •
  Reviews the Company's Corporate Governance Guidelines at least annually, and recommends any proposed changes to the Board for approval;

  •
  Develops and recommends to the Board standards to be applied in making determinations on the types of relationships that constitute material relationships between the Company and a director for purposes of determining director independence;

  •
  Reviews and approves or ratifies any transaction between the Company and any related person, which is required to be disclosed under the rules of the Securities and Exchange Commission;

  •
  Develops and recommends to the Board for its approval an annual self-assessment process of the Board and its Committees and oversees the process;

  •
  Reviews periodically with the Chairman/CEO succession plans relating to positions held by elected corporate officers, and makes recommendations to the Board with respect to the selection of individuals to occupy these positions; and

  •
  Periodically reviews the corporate contribution program and the activities of the 3M Foundation.

        The Board of Directors has determined that all Nominating and Governance Committee members are "independent" under the New York Stock Exchange listing standards. The charter of the Nominating and Governance Committee is available at www.3M.com under Investor Relations — Corporate Governance — Committee Charters.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

        The Nominating and Governance Committee periodically receives reports on the status of Board compensation in relation to other large U.S. companies and is responsible for recommending to the Board changes in compensation for nonemployee directors. In developing its recommendations, the Committee is guided by the following goals: compensation should fairly pay directors for work required in a company of 3M's size and scope, a significant portion of the total compensation should be paid in common stock to align directors' interests with the long-term interests of stockholders, and the structure of the compensation should be simple and transparent. Periodically, at the request of the Committee, Frederic W. Cook & Co., Inc. conducts a survey of director compensation at other large U.S. companies and provides expert advisory support to the Committee on the compensation of nonemployee directors. Neither the Company nor the Nominating and Governance Committee has any arrangement with any other compensation consultant who has a role in determining or recommending the amount or form of director compensation. Nonemployee directors' compensation includes the following compensation elements:

        Annual Compensation — In May 2010, the Nominating and Governance Committee considered a board compensation study prepared by Frederic W. Cook & Co., Inc. As a result of that study, the Committee recommended and the Board approved an increase of $20,000 in the annual compensation for nonemployee directors from $205,000 to $225,000 effective January 1, 2010. Approximately 47 percent of the annual compensation (or $105,000) is payable in cash in four quarterly installments and approximately 53 percent of the annual compensation (or $120,000) is payable in common stock after the Annual Meeting. In addition, the chair of a Board committee received an additional annual fee of $15,000. There are no meeting fees. In lieu of the cash fees, a director may elect to receive common stock of the Company. Each nonemployee director may voluntarily defer all or part of their annual cash fees or stock award until they cease to be members of the Board.

          Deferred Stock — For directors who have made an election to defer their annual stock award or annual cash fees into a common stock equivalents account ("Deferred Stock"), the Company shall credit their account with a number of 3M common stock equivalents (including fractional share equivalents) equal to the number of actual shares of 3M common stock which could have been purchased with such deferred amounts on the first day of the calendar quarter using the closing price of 3M common stock on the New York Stock Exchange on the last business day immediately preceding such date. 3M common stock equivalents having a value equal to dividends paid on 3M common stock shall be credited to such an account on each dividend payment date. The share equivalents shall be determined by using the closing price of 3M common stock on the New York Stock Exchange on the sixth business day preceding the dividend record date. The Deferred Stock is fully vested upon grant but does not have voting rights. Appropriate adjustments shall be made to the accounts for stock splits, stock dividends, merger, consolidation, payment of dividends in other than cash, and similar circumstances affecting 3M common stock. The Deferred Stock will be distributed in 3M common stock to nonemployee directors beginning on January 1 of the year following the year in which they leave the Board in a lump sum or up to ten annual installments pursuant to their deferral elections.

        All Other Compensation — The column below showing "All Other Compensation" includes the incremental cost of complimentary products and matching gifts. The nonemployee directors are eligible to participate in the matching gift program on the same terms as 3M employees. Under this program, the 3M Foundation will match up to a total of $10,000 a year in contributions by the director to eligible institutions of higher education. Each of these components is described in more detail below.

        The total 2010 compensation of our nonemployee directors is shown in the following table:

Nonemployee Directors	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Linda G. Alvarado	105,000	120,000	936	225,936

Vance D. Coffman*	120,000	120,000	995	240,995

Michael L. Eskew*	120,000	120,000	128	240,128

W. James Farrell	105,000	120,000	10,012	235,012

Herbert L. Henkel*	120,000	120,000	317	240,317

Edward M. Liddy	105,000	120,000	234	225,234

Robert S. Morrison*	120,000	120,000	10,861	250,861

Aulana L. Peters	105,000	120,000	10,401	235,401

Robert J. Ulrich	105,000	120,000	—	225,000

*
Committee Chair

(1)
This column reports the amount of all fees earned or paid in cash for services as a director.

(2)
This column represents the grant date fair value of the stock awards made in 2010, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. The Company does not grant stock options to nonemployee directors except that Robert S. Morrison has 92,632 fully-vested stock options outstanding, which were previously granted to him as interim Chairman of the Board and Chief Executive Officer of the Company from June 30 to December 6, 2005. Since all stock awards vest on the grant date, there are no unvested stock awards outstanding at year end.

(3)
This column includes participation in the matching gift program with W. James Farrell, Robert S. Morrison, and Aulana L. Peters participating at the $10,000 level. This column also includes the incremental cost of complimentary products.

        Expenses.    Nonemployee directors are reimbursed for their expenses in connection with attending Board meetings. Nonemployee directors may use the Company aircraft for travel to and from 3M Board meetings.

        Stock Ownership Guidelines.    The Board requires that each director retain the stock portion (currently valued at $120,000) of the annual compensation issued on or after October 1, 2007, until the director leaves the Board. Information regarding accumulated stock and deferred stock units is set forth in the section entitled "Information on Stock Ownership of Directors and Executive Officers."

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF THE TEN DIRECTORS IDENTIFIED IN THIS PROXY STATEMENT

        The Board of Directors currently has ten members. At the 2011 Annual Meeting, each of the directors is standing for reelection to hold office until the 2012 Annual Meeting of Stockholders. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or retirement.

        The Nominating and Governance Committee reviewed the Board Membership Criteria (described in the section of the Proxy Statement entitled "Director Nomination Process") and the specific experience, qualifications, attributes, and skills of each nominee, including membership(s) on the board of directors of other public companies. The following pages contain biographical and other information about the nominees. Following each nominee's biographical information, we have provided information concerning the particular experience, qualifications, attributes and/or skills that led the Nominating and Governance Committee and the Board to determine that each nominee should serve as a Director. In addition, all of our Directors serve or have served on boards and board committees (including as committee chairs) of other public companies, which the Board believes provides them with additional board leadership and governance experience, exposure to best practices, and substantial knowledge and skills that further enhance the functioning of our Board.

Nominees for Director:

Linda G. Alvarado, 59, President and Chief Executive Officer, Alvarado Construction, Inc., a Denver-based commercial general contractor, construction management and development company. In 1976, Ms. Alvarado founded Alvarado Construction, Inc. and has overseen the growth of that enterprise as a commercial general contracting and design/build development firm conducting business across the United States and internationally.
Director since: 2000
 Other current directorships: Pitney Bowes, Inc.
 Other directorships in the past five years: Lennox International Inc., QWEST Communications International, Inc., and The Pepsi Bottling Group, Inc.
Ms. Alvarado's leadership role and experiences in establishing and building successful businesses, including founding and serving as President and Chief Executive Officer of Alvarado Construction, Inc., President of Palo Alto, Inc., which owns and operates numerous YUM! Brands restaurants in several states, and co-owner of the Colorado Rockies Major League Baseball Club, her skills in operations, financial and audit matters, and her experiences as a director at the public companies listed above, qualify her to serve as a director of 3M.

George W. Buckley, 64, Chairman of the Board, President and Chief Executive Officer since December 2005. Before joining 3M in 2005, Dr. Buckley was Chairman of the Board, President and Chief Executive Officer of Brunswick Corporation, a global manufacturer and marketer of recreation products, since 2000, and served in other executive positions at Brunswick Corporation from 1997 to 2000. He also held various leadership roles at Emerson Electric Co. as Chief Technology Officer and President of the Electric Motors Division from 1993 to 1997.
Director since: 2005
 Other current directorships: Archer-Daniels-Midland Company and Stanley Black & Decker, Inc.
 Other directorships in the past five years: Ingersoll-Rand plc and Tyco International Ltd.
Dr. Buckley's Bachelor of Science degree in Electrical and Electronic Engineering and his Doctoral degree in Engineering in joint study at Huddersfield and Southampton Universities, his leadership roles at Emerson Electric Co. and British Railways (as Managing Director of the Central Services Division), his service as Chairman and Chief Executive Officer of Brunswick Corporation, his in-depth understanding of 3M's technologies and global businesses, his expertise and knowledge of managing a large global corporation across multiple industries and markets, his skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director and Chairman of the Board of 3M.

Vance D. Coffman, 66, Retired Chairman of the Board and Chief Executive Officer, Lockheed Martin Corporation, a high technology aerospace and defense company. Dr. Coffman served in various executive capacities at Lockheed Martin Corporation before becoming Chairman and Chief Executive Officer in 1998. He retired as Chief Executive Officer in 2004 and as Chairman of the Board in 2005.
 Director since: 2002
 Other current directorships: Amgen Inc. and Deere & Company
 Other directorships in the past five years: Bristol-Myers Squibb Company
Dr. Coffman's Bachelor of Science degree in Aerospace Engineering from Iowa State University and his Masters and Doctoral degrees in Aeronautics and Astronautics from Stanford University and his various leadership roles and experiences at Lockheed Martin, including serving as Chairman of the Board and Chief Executive Officer, his role in the integration of Lockheed and Martin Marietta Corporations, his understanding of the challenges of managing a complex global organization, the breadth of his experiences and skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Michael L. Eskew, 61, Retired Chairman of the Board and Chief Executive Officer, United Parcel Service, Inc., a provider of specialized transportation and logistics services. Mr. Eskew was appointed Executive Vice President in 1999 and Vice Chairman in 2000 before becoming Chairman and Chief Executive Officer of UPS in January 2002. He retired as Chairman of the Board and Chief Executive Officer at the end of 2007 but remained as a director of UPS.
Director since: 2003
 Other current directorships: United Parcel Service, International Business Machines Corp., and Eli Lilly and Company
Mr. Eskew's degree in industrial engineering from Purdue University, his leadership roles and experiences at United Parcel Service, including serving as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in global logistics, his skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

W. James Farrell, 68, Retired Chairman and Chief Executive Officer, Illinois Tool Works Inc., a multi-national manufacturer of highly engineered fasteners, components, assemblies and systems. Mr. Farrell served in various executive capacities since joining ITW before becoming Chairman and Chief Executive Officer in 1996. He retired as Chief Executive Officer in 2005 and as Chairman in 2006.
Director since: 2006
 Other current directorships: Abbott Laboratories, The Allstate Corporation, and United Continental Holdings, Inc.
 Other directorships in the past five years: Kraft Foods, Inc., and Sears, Roebuck and Co.
Mr. Farrell's Bachelor of Science degree in electrical engineering from the University of Detroit, his leadership roles and experiences at Illinois Tool Works, including serving as Chairman of the Board and Chief Executive Officer for over ten years, his knowledge of and extensive experiences in global diversified manufacturing, his operational expertise and skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Herbert L. Henkel, 62, Retired Chairman of the Board, Ingersoll-Rand plc, a manufacturer of industrial products and components. Mr. Henkel retired as Ingersoll-Rand's Chief Executive Officer, a position he held since October 1999, on February 4, 2010, and retired as Chairman of the Board on June 3, 2010. Mr. Henkel served as President and Chief Operating Officer of Ingersoll-Rand from April 1999 to October 1999. Mr. Henkel served in various leadership roles at Textron, Inc., including its President and Chief Operating Officer from 1998-1999.
 Director since: 2007
Other current directorships: C. R. Bard, Inc. and Visteon Corporation
 Other directorships in the past five years: AT&T Corp.
Mr. Henkel's Bachelor's and Master's degrees in Engineering from Polytechnic University of New York and Masters of Business Administration from the Lubin School at Pace University, his leadership roles and experiences at Textron, Inc. and Ingersoll-Rand, including serving as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in engineering, manufacturing, management, sales and marketing in a variety of industries, his skills in financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Edward M. Liddy, 65, Partner, Clayton, Dubilier & Rice, LLC, a private equity investment firm, from April to September 2008 and rejoined the firm in January 2010. At the request of the Secretary of the U.S. Department of the Treasury, Mr. Liddy served as Interim Chairman and Chief Executive Officer of American International Group, Inc. (AIG), a global insurance and financial services holding company, from September 2008 until August 2009. Mr. Liddy served as Chairman of the Board of The Allstate Corporation, a personal lines insurer, from January 1999 to April 2008 and as its Chief Executive Officer from January 1999 to December 2006.
Director since: 2000
 Other current directorships: Abbott Laboratories and The Boeing Company
 Other directorships in the past five years: The Kroger Co. and The Goldman Sachs Group, Inc.
Mr. Liddy's undergraduate degree from Catholic University and his Masters of Business Administration from George Washington University, his leadership roles and experiences at Sears, Roebuck and Co. as Chief Financial Officer from 1992-1994 and at Allstate as Chairman of the Board and Chief Executive Officer, his knowledge of and extensive experiences in insurance, his expertise and knowledge of financial and audit matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Robert S. Morrison, 68, Retired Vice Chairman of PepsiCo, Inc., a processor of packaged foods and beverages. Mr. Morrison served as Vice Chairman of PepsiCo, Inc. from 2001 to February 2003. From 1997 until the 2001 merger with PepsiCo, Mr. Morrison was Chairman, President and Chief Executive Officer of The Quaker Oats Company. Mr. Morrison served in various leadership roles at Kraft Foods, Inc. from 1983 to 1997, including its Chief Executive Officer from 1994-1997. From June 30 to December 6, 2005, Mr. Morrison served as interim Chairman of the Board and Chief Executive Officer of 3M Company.
 Director since: 2002
Other current directorships: Aon Corporation and Illinois Tool Works Inc.
 Other directorships in the past five years: The Tribune Company
Mr. Morrison's Bachelor of Science degree from the College of the Holy Cross and his Masters of Business Administration from the Wharton School, University of Pennsylvania, his leadership roles and experiences at Kraft Foods, The Quaker Oats Company, and PepsiCo, his knowledge of and extensive experiences in managing global consumer products companies, his skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Aulana L. Peters, 69, Retired Partner, Gibson, Dunn & Crutcher LLP. Mrs. Peters is a retired partner of the law firm of Gibson, Dunn & Crutcher where she was a partner from 1980 to 1984 and 1988 to 2000. From 1984 to 1988, she served as a Commissioner of the Securities and Exchange Commission. From January 2001 to April 2002, Mrs. Peters served as a member of the Public Oversight Board ("POB") of the American Institute of Certified Public Accountants. Mrs. Peters has also served as a member of the Steering Committee for Financial Accounting Standards Board's Financial Reporting Project and a member of the POB's Blue Ribbon Panel on Audit Effectiveness. Currently, Mrs. Peters serves on the U.S. Comptroller General's Accountability Advisory Panel and is a member of the International Public Interest Oversight Board which oversees the standard setting process of the International Federation of Accountants for auditing, assurance, independence, and ethics standards.
Director since: 1990
 Other current directorships: Deere & Company and Northrop Grumman Corporation
 Other directorships in the past five years: Merrill Lynch & Co., Inc.
Mrs. Peters' law degree from the University of Southern California, her experiences as a partner at Gibson, Dunn & Crutcher and as a Commissioner of the Securities and Exchange Commission, her extensive experience and skills in accounting and audit matters and her experiences as a director at the public companies listed above, qualify her to serve as a director of 3M.

Robert J. Ulrich, 67, Retired Chairman of the Board and Chief Executive Officer of Target Corporation, an operator of large-format general merchandise and food discount stores. Mr. Ulrich began his retailing career as a merchandising trainee in Target's department store division (Dayton Hudson) in 1967 and advanced through various management positions. He became Chairman and Chief Executive Officer of Target Stores in 1987 and was elected Chairman and Chief Executive Officer of Target Corporation in 1994. Mr. Ulrich retired as Target's Chief Executive Officer on May 1, 2008, and retired as Chairman of the Board on January 31, 2009.
Director since: 2008
 Other directorships in the past five years: YUM! Brands, Inc.
Mr. Ulrich's bachelor of arts degree from the University of Minnesota, his leadership roles and experiences at Dayton Hudson and Target Corporation, his knowledge of and extensive experiences in retailing and in building Target Stores into the second-largest retailer in the United States, his skills in business and financial matters, and his experiences as a director at the public companies listed above, qualify him to serve as a director of 3M.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "FOR" the election of these nominees as directors. Proxies solicited by the Board of Directors will be voted "FOR" these nominees unless a stockholder indicates otherwise in voting the proxy.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2011. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection.

        During 2010, PricewaterhouseCoopers LLP served as the Company's independent registered public accounting firm and also provided certain tax and other audit-related services. For a description of those services and the fees paid, see section entitled "Fees of Independent Registered Public Accounting Firm."

        Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

Recommendation of the Audit Committee

        The Audit Committee of the Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2011. Proxies solicited by the Board of Directors will be voted "FOR" ratification unless a stockholder indicates otherwise in voting the proxy.

 PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory vote on the compensation of its executives as described in this Proxy Statement. Accordingly, the Company is submitting to stockholders the following resolution for vote by our stockholders:

        "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including in the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative)."

        As described in the Compensation Discussion and Analysis, the compensation of 3M's executives during 2010 reflected a record-breaking year for the Company in terms of financial performance. This performance exceeded all estimates and plans relied upon at the beginning of the year in establishing targets for measuring the performance of the Company as it pertains to the incentive compensation to be earned by such executives. As disclosed in last year's Proxy Statement, the 2010 compensation of 3M's executives also reflects one-time special grants of restricted stock units made early in the year to both recognize the loyalty and leadership demonstrated by these executives in guiding the Company through the global economic crisis of 2008-2009 and motivate these executives to continue their strong performance and engagement in 2010, and that positioned the Company for the rapid recovery reflected in its 2010 results.

        While the Board of Directors and especially the Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "FOR" this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted "FOR" this proposal unless a stockholder indicates otherwise in voting the proxy.

 PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF
ADVISORY VOTES ON EXECUTIVE COMPENSATION

        As required by Section 14A of the Securities Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory vote on the frequency with which stockholders will be offered the opportunity to cast future advisory votes on the compensation of its executives. Stockholders may choose from the following alternatives: 1 Year, 2 Years, 3 Years, or to abstain from voting on this proposal.

        After careful consideration, the Board of Directors recommends annual ("1 Year") advisory votes on the compensation of the Company's executives. It believes that annual votes will provide the clearest and most useful feedback from stockholders to the Company and the Compensation Committee in this important area, and will confirm the Company's commitment to frequent and transparent communications with investors.

        Stockholders are not voting to approve or disapprove of the Board's recommendation. Instead, stockholders have four choices with respect to this proposal: "1 Year", "2 Years", "3 Years", or "Abstain". For the reasons discussed above, we are asking our stockholders to vote for a frequency of "1 Year" when voting on this proposal.

        While the Board of Directors and especially the Compensation Committee intend to carefully consider the results of the voting on this proposal, the vote is not binding on the Company or the Board and is advisory in nature.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote in favor of conducting an advisory vote on executive compensation every "1 Year". Proxies solicited by the Board of Directors will be voted in favor of conducting an advisory vote on executive compensation every "1 Year" unless a stockholder indicates otherwise in voting the proxy.

 PROPOSAL NO. 5

STOCKHOLDER PROPOSAL ON POLITICAL CONTRIBUTIONS

        3M has received a stockholder proposal from Trillium Asset Management Corp., 711 Atlantic Avenue, Boston, Massachusetts 02111, on behalf of The Agape Foundation, owner of 250 shares of 3M common stock (the "Proponent"), along with several additional co-filers. The Proponent has requested that the Company include the following proposal and supporting statement (in italics) in its Proxy Statement for the Annual Meeting of Stockholders. The proposal may be voted on at the Annual Meeting only if properly presented by the Proponent or the Proponent's representative. For the reasons set forth following the Proponent's statement, 3M's Board of Directors recommends that you vote "AGAINST" this proposal.

  REVIEW POLITICAL CONTRIBUTIONS POLICY

  Supporting Statement:

        The Supreme Court's Citizens United decision in January 2010 legalized the use of corporate funds to directly pay for ads supporting or opposing candidates and to contribute to state or local elections.

        3M contributed at least $1.4 million in corporate funds since the 2002 election cycle. (CQ: http://moneyline.cq.com/pml/home.do and National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml.)

        In September 2010, 3M donated $100,000 to MN Forward, a group created in the wake of the Supreme Court decision to collect donations by corporations (Wall Street Journal (8/7/10) to influence the outcome of 2010 state races. MN Forward focuses on economic policies and appears to ignore a candidate's other positions in making endorsements and contributions. MN Forward made campaign contributions to a Minnesota gubernatorial candidate who is a vocal opponent of same-sex marriage and full parenting rights for same-sex households. This triggered demonstrations, petitions, boycotts and considerable negative publicity for Target and Best Buy, which also made significant contributions to MN Forward.

        The shareholders believe this example illustrates the risks posed by corporate political expenditures, whether made directly or indirectly, and the serious reputational consequences that could negatively affect the company and shareholder value.

        Corporate political spending is of increasing concern to investors and corporations. Over 75 S&P 500 companies now disclose political expenditures on their website, including half of the S&P 100. Shareholder resolutions urging such disclosure averaged more than 30% in favor in 2010, indicating strong concern. As long-term shareholders of 3M, we support transparency and accountability regarding direct and indirect political contributions to candidates, political parties, political organizations or ballot referenda; independent expenditures; and electioneering communications on behalf of a federal, state or local candidate.

        In the aftermath of Citizens United, we believe the Board should review 3M's policies and practices regarding political spending and report results to shareowners, with particular attention to the potential risk of such contributions to our company's reputation and competitiveness.

        Resolved: The shareholders request that the independent members of the Board of Directors provide a comprehensive report on 3M's:

  1.
  Policies and procedures for political contributions and expenditures (direct and indirect) made with corporate funds, and the process for assessing their potential impacts on the company's public image, sales and profitability;

  2.
  Monetary and non-monetary contributions and expenditures (direct and indirect) used to participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, and used in any attempt to influence the general public, or segments thereof, with respect to elections or referenda. The report shall include the following:

  a.
  An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company's funds that are used for political contributions or expenditures as described above; and

  b.
  The title of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure.

        The report shall be disclosed to shareholders by Sept 2011.

Board's Statement Opposing the Proposal

        The Board believes that the proposal represents an unnecessary and burdensome duplication of the Company's existing processes and disclosures, and that the proposal would unduly interfere with management's legitimate desire to participate in the election process as it determines best serves the Company's and stockholders' interests. After careful consideration, and for the reasons set forth below, the Board believes that the proposal is not in the best interests of the Company or its stockholders.

  1.
  The Company already substantially complies with the demands of the proposal. The Company has a specific Business Conduct Policy covering "Political Activities" and requires that all of the Company's political activities and contributions comply fully with applicable state and federal laws. Further, since 2007, the Company has voluntarily published a detailed explanation of the Company's political contributions which is available on our Web site at www.3M.com under Investor Relations — Corporate Governance — "Political Contributions and Activities." There, the Company sets out in detail the processes we use and the factors we consider when making political contributions, as well as the processes we use for legal, financial, and executive oversight of our political activities and contributions.

  2.
  3M has a Political Action Committee ("3M PAC"), which is funded by voluntary employee contributions. We provide on our Web site a link to the 3M PAC's Federal Election Commission reports. At the state and local level, since 2002 3M has consistently contributed under $100,000 per year in the aggregate to candidates, and in the rare instances in which we have made contributions in excess of $50,000 to so-called "527 Organizations," which are political committees that report to the Internal Revenue Service, we voluntarily disclose those contributions on our Web site as well. The Company believes that these disclosures, which exceed the requirements of applicable laws, represent sufficient and reasonable transparency respecting the Company's political activities. In addition, 3M's positions on important public policy issues, 3M's engagement in government and lawmaking processes, and 3M and 3M PAC political contributions are reviewed at least annually with the Chief Executive Officer and Chairman of the Board and certified to the PAC Board.

  3.
  We believe, in order to advocate the Company's and stockholders' interests, we must actively participate in the political process. Our public policy priorities and our political contributions are focused on our Company's and stockholders' business interests. The Company's management, we believe, is in the best position to know the views of candidates on issues of importance to the Company. The Company takes account of considerations that might put us at competitive disadvantage or might impair the Company's reputation. Our principal focus, however, is on advancing our business interests. We recognize that candidates who receive contributions from the Company or the 3M PAC will not necessarily agree with our positions on all issues, so we support candidates who, on balance, support issues and positions that management determines are in the best interests of the Company and our stockholders.

  4.
  The Company's contribution to MN Forward was considered and made to advance the Company's business interests. MN Forward is an Independent Expenditure Political Committee organized under the laws of Minnesota, the state in which 3M has its global headquarters. According to its Web site, MN Forward was "established to ensure that private-sector job creation and economic growth are at the top of the agenda during the 2010 campaign." As the Proponents note, MN Forward "focuses on economic policies," not on social policy issues which, while not unimportant to the Company, are not the primary focus of the Company's participation in the election process. Management's responsibility is to balance these competing interests in deciding whether to support particular candidates or communications. The Company's contribution in 2010 was properly reported to and, in turn, by MN Forward, published on the State Campaign Finance and Public Disclosure Board Web site, and voluntarily disclosed by the Company on our Web site.

Recommendation of the Board

        The Board of Directors unanimously recommends a vote "AGAINST" this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted "AGAINST" this proposal unless a stockholder indicates otherwise in voting the proxy.

INFORMATION ON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table includes all 3M stock-based holdings, as of February 28, 2011, of the directors and the Named Executive Officers set forth in the Summary Compensation Table, and the directors and executive officers as a group.

Common Stock and Total Stock-Based Holdings

Name and Principal Position	Stock(1)		Restricted Stock Units/ Deferred Stock(2)		Total(3)
Linda G. Alvarado, Director	19,706		—		19,706
Vance D. Coffman, Director	25,568		—		25,568
Michael L. Eskew, Director	18,109		—		18,109
W. James Farrell, Director	7,756		—		7,756
Herbert L. Henkel, Director	12,128		—		12,128
Edward M. Liddy, Director	30,331		—		30,331
Robert S. Morrison, Director	116,398		—		116,398
Aulana L. Peters, Director	47,532		—		47,532
Robert J. Ulrich, Director	8,855		—		8,855
George W. Buckley, Director, Chairman of the Board, President and Chief Executive Officer	1,036,636		137,007	(5)	1,173,643	(5)
Patrick D. Campbell, Chief Financial Officer	494,738	(6)	26,672		521,410	(6)
Inge G. Thulin, Executive Vice President	401,417		44,734		446,151
Hak Cheol Shin, Executive Vice President	280,806		51,790		332,596
Michael A. Kelly, Executive Vice President	178,541		20,265		198,806
All Directors and Executive Officers as a Group (26 persons)(4)	4,913,864		513,095		5,426,959

FOOTNOTES TO COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS TABLE

        (1)   This column lists beneficial ownership of 3M common stock as calculated under SEC rules, including restricted stock held by certain of the Executive Officers over which they have sole voting power but no investment power. The restricted stock generally vests over a three- to five-year period if the executive remains continuously employed by the Company and is subject to forfeiture under certain circumstances. Unless otherwise noted, voting power and investment power in the shares are exercisable solely by the named person, and none of the shares are pledged as security by the named person. In accordance with SEC rules, this column also includes shares that may be acquired pursuant to stock options that are or will be exercisable within 60 days of February 28, 2011 as follows: Mr. Buckley (1,141,291), Mr. Campbell (488,564), Mr. Thulin (393,593), Mr. Shin (271,682), Mr. Kelly (168,366), and Mr. Morrison (92,632). Mr. Morrison's options were granted during his service as interim CEO from

June 30 to December 6, 2005. This column also includes the number of shares of the Company's common stock which the nonemployee directors will receive upon termination of membership on the Board of Directors for any reason as follows: Ms. Alvarado (9,100), Mr. Coffman (20,022), Mr. Eskew (18,109), Mr. Farrell (7,756), Mr. Henkel (12,128), Mr. Liddy (30,331), Mr. Morrison (19,235), Mrs. Peters (42,162), and Mr. Ulrich (5,850). This column includes the following shares over which the identified director or Named Executive Officer has shared voting and investment power through family trusts or joint accounts: Mr. Morrison (3,934).

        (2)   This column reflects restricted stock units that generally vest over a three- to five-year period, assuming continued employment until each vesting date (or until the individual retires from the Company, in some cases). This column also includes the following shares of the Company's common stock which the Named Executive Officer or other Executive Officers are entitled to receive following their retirement from the Company as a result of their election to defer the payout of their 2008 performance share awards under the 3M Performance Unit Plan: Mr. Buckley (27,063.1), and All Directors and Executive Officers as a Group (30,211.796). The Executive Officers do not have voting power with respect to the shares listed in this column.

        (3)   This column shows the individual's total 3M stock-based holdings, including the securities shown in the "Stock" column (as described in note 1) and restricted stock units/deferred stock (as described in note 2).

        (4)   All Directors and Executive Officers, as a group, owned beneficially less than one percent of the outstanding common stock of the Company.

        (5)   Of this total number of shares, beneficial ownership of 4,992.271 shares earned by Mr. Buckley as a result of his 2008 performance share award under the 3M Performance Unit Plan has been assigned to his former spouse pursuant to their marital dissolution agreement.

        (6)   Of this total number of shares, 1,277 shares credited to Mr. Campbell's Company stock account in the Company's 401(k) plan have been assigned to his former spouse in connection with the dissolution of their marriage. The Company anticipates that these shares will be formally transferred to his former spouse pursuant to a qualified domestic relations order.

SECURITY OWNERSHIP OF MORE THAN 5 PERCENT STOCKHOLDERS

        The following table sets forth information regarding beneficial ownership of more than 5 percent of the outstanding 3M stock.

Name/Address	Common Stock Beneficially Owned	Percent of Class
State Street Corporation(1) State Street Financial Center One Lincoln Street Boston, MA 02111	52,898,941	7.4

        (1)   State Street Corporation ("State Street") reported in a Schedule 13G filed with the SEC on February 11, 2011, that it held as of December 31, 2010, shared voting and shared dispositive power with respect to 52,898,941 shares of 3M common stock. State Street serves as trustee for certain 3M savings plans, including the Company's Voluntary Investment Plan and Employee Stock Ownership Plan, a 401(k) retirement savings plan. Under the terms of the plans, State Street is required to vote shares allocated to the accounts of the participants in accordance with instructions received from such participants. State Street disclaims beneficial ownership of all of the shares listed above.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and any person owning more than 10 percent of 3M common stock, to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our stock. As a practical matter, 3M assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. 3M believes that during 2010, its directors and executive officers complied with all Section 16(a) filing requirements. In making this statement, 3M has relied upon examination of the copies of Forms 3, 4, and 5 and the written representations of its directors and executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        2010 was a record-breaking year for 3M. By the end of the year, the Company had set new records for net sales of $26.7 billion, earnings per diluted share of $5.63 (earnings per diluted share excluding special items of $5.75), and economic profit of $2.2 billion (economic profit excluding special items of $2.3 billion). When compared to 2009, these amounts represent increases of 15 percent (in net sales), 23 percent (in earnings per diluted share excluding special items), and 34 percent (in economic profit excluding special items).

        The Company achieved these results while making significant investments to improve its long-term sales and growth potential (including research and development, acquisitions of companies that provide new platforms for growth, and increased sales and marketing focused on high-growth markets). This performance far exceeded both beginning of the year external estimates as well as the Company's earnings guidance, which occurred at a time of considerable economic uncertainty as most companies worried about the slow pace of recovery and the likelihood of a double dip recession.

        While none of its executives' compensation is based directly on the Company's earnings per share, three performance measures which do directly affect the amount of their compensation (Organic Sales Growth, Local Currency Sales, and Economic Profit*) are strongly correlated to the Company's earnings per share and changes in such earnings per share.

*
These terms and others appearing in capital letters throughout this Compensation Discussion and Analysis are defined below in the "Terms" beginning on page 38.

        Measured on the basis of Organic Sales Growth, the Company grew much faster during 2010 than the major economies in which it operates (as reflected in the following table comparing 3M's Organic Sales Growth over the past decade to the performance of the Worldwide Industrial Production Index, as published by Global Insight).

        This surge in Organic Sales Growth following the global economic crisis of 2008-2009, combined with the Company's excellent operational performance, is key to understanding both the outstanding financial performance delivered by the Company during 2010 as well as the compensation earned by the Company's executives over the past year.

        Local Currency Sales (the growth in which is similar to Organic Sales Growth) and Economic Profit versus plan are the two main performance metrics used to determine the annual incentive compensation earned by a large portion of the Company's workforce, including all of the Named Executive Officers. Since the Company's annual incentive plans measure its performance against these metrics as compared to its internal targets for each year, the extent by which 3M's Local Currency Sales and Economic Profit exceeded these targets caused increases in the annual incentive compensation earned by many employees during 2010. For example, the Company's internal Local Currency Sales target for 2010 was set at $23.8 billion, which was consistent with the growth rate experienced by the Company since 2005. However, the Company delivered Local Currency Sales of $26.3 billion in 2010, or 110 percent of the target. Similarly, the Company's internal Economic Profit target for 2010 was set at $1.8 billion, a 2 percent annual increase in Economic Profit. Instead, the Company delivered Economic Profit of $2.4 billion, or 134 percent of target. These results led to a base payout rate of 214 percent for employees paid on the basis of total 3M results. Many of the Company's businesses experienced similar or even greater outperformance, and those employees paid on the basis of their particular business' results in some instances earned even larger payouts.

        These increases in 2010 annual incentive compensation explain a portion of the overall increases in Total Compensation of the Named Executive Officers reflected in the Summary Compensation Table that follows. In the case of Mr. Buckley and Mr. Campbell, these increases in their annual incentive compensation also impacted the amount of retirement benefits they earned under their employment agreements. However, another important contributing factor in the increase in their disclosed pension benefits earned during 2010 was a decrease in the discount rate used to estimate the value of future pension benefit payments (which reflected declines in the interest rates on corporate bonds on which such discount rate is based). This factor was especially important in Mr. Buckley's situation, where this lower discount rate applied to all of his earned pension benefits. Combined with the impact of his increased annual incentive compensation in 2010, the estimated value of his pension benefits increased by $3 million over the value of such benefits as of the end of 2009. Changes in the discount rates are beyond the control of Mr. Buckley or the Company, and do not reflect any decisions or changes in the pension plans or arrangements providing these benefits.

        A third major factor in the overall increases in Total Compensation of the Named Executive Officers as reflected in the Summary Compensation Table was the one-time special grants of restricted stock units described in the discussion of "Long-term Incentives — 2010 Grants" that follows. These grants were made in recognition of the leadership and strategic vision demonstrated by 3M's executives in guiding the Company through the global economic crisis of 2008-2009, and for their role in positioning the Company for the rapid recovery reflected in its 2010 results.

Factors Creating a Balance between Risk and Performance

        3M's executive compensation program includes the following features designed to maintain an appropriate balance between providing incentives to perform and delivering competitive total compensation, while protecting the Company against inappropriate risk-taking and conflicts among the interests of the Company, its stockholders and the executives:

  •
  A large portion of each executive's Total Direct Compensation that varies with performance and is therefore at risk;

  •
  Stock ownership guidelines that are designed to help align the financial interests of executives with those of the Company's stockholders;

  •
  A Compensation Committee of experienced and independent individuals, who are assisted by a compensation consultant that provides no other services to the Company or 3M management besides providing pay survey data;

  •
  A comprehensive clawback policy that enables the Company to recover overpayments of incentive compensation when it is required to make a material restatement of its financial statements;

  •
  "Double trigger" accelerated vesting for equity awards under the Long-Term Incentive Plan in the event of a change in control of the Company, meaning that vesting is accelerated only if an individual's employment is actually terminated within 18 months following the change in control; and

  •
  No tax gross-up provisions in any compensation plans or employment agreements, with the exception of the agreements entered into with Mr. Buckley and Mr. Campbell at the time they joined 3M in 2005 and 2002, respectively.

Significant Compensation Actions During 2010

        During 2010 the Company and the Compensation Committee made the following decisions and took the following actions with respect to the Company's executive compensation program:

  •
  Amended the Long-Term Incentive Plan to (i) prohibit the repricing of outstanding stock options or stock appreciation rights granted under the Plan to reduce the exercise or grant price of such awards, or other transactions with a similar effect, without the prior approval of the Company's stockholders; (ii) eliminate the prior "single trigger" accelerated vesting provision in the event of a change in control of the Company, and establish a "double trigger" vesting acceleration provision; and (iii) eliminate a provision that would have required the Company to provide employees (including the Named Executive Officers) with a gross-up payment in the event any excise tax was determined to apply as a result of the payment, vesting, or delivery of long-term incentive compensation awards made thereunder in the event of a change in control of the Company.

  •
  Revised the Company's clawback policy for the recovery of excess incentive compensation paid to a senior executive (including a Named Executive Officer) in the event that the Company is required to make a material restatement of its financial statements. This revision removed the condition requiring an individual's misconduct to have caused the need for the restatement. Now, in the event of a material restatement that causes an incentive compensation payout to be higher than it should have been, the Company may seek to recover the overpayment from all affected executives irrespective of whether their conduct contributed to the need for the restatement.

  •
  Resumed granting performance shares to the Company's executives (including all of the Named Executive Officers) as part of their annual long-term incentive compensation awards, after a one-year interruption in such grants due to the economic crisis of 2008-2009 (when grants of restricted stock units were made instead of performance shares). As part of this action, the Committee replaced one of the performance metrics utilized in prior grants (Economic Profit growth) with two new metrics (Return on Invested Capital and sales from new products as measured by the New Product Vitality Index) designed to better align the executives' compensation from such awards with the Company's success in pursuing its overall growth strategy while preserving its return on capital. At the same time, the Committee also revised the design of the performance shares to measure the Company's results against each of the performance metrics separately for each year of the three-year performance period instead of averaging them over this period, and to vary the weighting of such results by year (50 percent in year one, 30 percent in year two, and 20 percent in year three). This change is intended to moderate the impact of a single high or low year of performance on the overall value of these three-year awards, while putting greater emphasis on the results achieved during the first portion of the performance period when the Committee has greater confidence that the targets for such results reflect current business conditions.

Objectives of 3M's Executive Compensation Program

        3M believes that the compensation of its executives should be closely tied to the performance and growth of the Company, so that their interests are aligned with the interests of long-term 3M stockholders. Consistent with this philosophy, the following core principles provide a framework for the Company's executive compensation program:

  •
  Total Direct Compensation should be competitive to attract the best talent to 3M, motivate executives to perform at their highest levels, reward outstanding achievement, and retain those individuals with the leadership abilities and skills necessary for building long-term stockholder value;

  •
  The portion of Total Direct Compensation that varies with performance and is therefore at risk should increase with the level of an individual's responsibility;

  •
  The program should balance incentives for delivering outstanding performance and the potential for encouraging excessive risk-taking;

  •
  The goals for earning performance-based incentives should be consistent with the Company's business objectives and increasing stockholder value; and

  •
  Executives are most effectively motivated to build long-term stockholder value when a significant portion of their personal net worth is held in 3M stock.

        The Compensation Committee regularly reviews the design of and risks associated with the Company's executive compensation program and, with the assistance of its independent compensation consultant, makes decisions concerning changes in the executive compensation program when appropriate. The Committee also makes individual pay decisions regarding the compensation of the Company's 19 senior executives, including all of the Named Executive Officers.

Terms

        This Compensation Discussion and Analysis uses the following terms when discussing executive compensation of the Company:

  •
  "Benchmarking Groups" means both the survey comparator group and 3M's executive compensation peer group of 18 companies, as described in the "Benchmarking" section of this CD&A.

  •
  "Committee" means the Compensation Committee of the Board of Directors of 3M Company.

  •
  "Economic Profit" means the after-tax income of the Company or a business unit (operating income, plus interest income, minus income taxes), adjusted to exclude special items and the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed (unless such acquisition or divestiture is included in the operating plan for the business), less a charge (10 percent in 2010) for the capital used to generate such after-tax operating income. Company Economic Profit is calculated using total Company capital, while the Economic Profit of a business unit is calculated using only accounts receivable and inventories as capital.

  •
  "Local Currency Sales," a metric used in the Company's annual incentive plans, means the sales of the Company or a business unit, in local currency, adjusted to exclude the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed (unless such acquisition or divestiture is included in the operating plan for the business).

  •
  "Named Executive Officers" means the five executives whose compensation is reported in the Summary Compensation Table of this Proxy Statement. For 2010, these "Named Executive Officers" are George W. Buckley, Chairman of the Board, President and Chief Executive Officer; Patrick D. Campbell, Senior Vice President and Chief Financial Officer; Inge G. Thulin, Executive Vice President, International Operations; Hak Cheol Shin, Executive Vice President, Industrial and Transportation Business; and Michael A. Kelly, Executive Vice President, Display and Graphics Business.

  •
  "New Product Vitality Index" means the percentage of the Company's total sales derived from products introduced within the last five years.

  •
  "Organic Sales Growth," a metric used in determining the value of performance shares awarded under the 2008 Long-Term Incentive Plan, means the percentage amount by which the Company's worldwide organic volume growth (sales growth adjusted for acquisitions or divestitures, price and currency effects) exceeds worldwide real sales growth as reflected in the worldwide Industrial Production Index, as published by Global Insight.

  •
  "Return on Invested Capital" means the after-tax income of the Company (operating income, plus interest income, minus income taxes), adjusted to exclude special items and the impact of acquisitions or divestitures in the year each acquisition or divestiture is completed, divided by the average quarterly operating capital of the Company (total assets, minus total liabilities other than debt).

  •
  "Total Cash Compensation" means the total of an individual's base salary and annual incentive compensation.

  •
  "Total Direct Compensation" means the total of an individual's Total Cash Compensation plus the grant value of their annual long-term incentive compensation awards (which is based on their grant date fair value as measured under accounting standards).

Benchmarking

        In order to accomplish the objective of providing competitive Total Direct Compensation, 3M annually surveys the executive compensation practices of a large group of comparator companies (approximately 160, although the number and identity of the companies may vary from year to year). Survey data is statistically regressed to recognize the different sizes of the comparator companies (based on annual revenues) as compared to the size of 3M. The survey data is obtained from three consulting firms (Aon Hewitt, Frederic W. Cook & Co., Inc., and Towers Watson). The survey comparator group consists of companies in the Dow Jones Industrial Average (excluding financial services companies), and other companies with annual revenue exceeding $10 billion that participate in the three consultants' executive compensation surveys. By using survey data covering a large number of comparator companies, 3M is able to conduct a rigorous benchmarking process with more complete and reliable data for each executive position benchmarked. The Committee does not review the identity of the companies in this survey comparator group.

        In addition, Aon Hewitt and Frederic W. Cook & Co., Inc. provide pay data and information on the executive compensation practices at the companies in 3M's executive compensation peer group. This pay data is used by the Committee to verify the benchmarking results for each executive position benchmarked, helping to ensure that the Company's compensation objectives are being met. 3M's executive compensation peer group consists of the following 18 companies, as recommended by the Committee's independent compensation consultant and approved by the Committee:

Avery Dennison Corporation	Honeywell International Inc.
Caterpillar Inc.	Illinois Tool Works Inc.
Danaher Corp.	Johnson & Johnson
Deere & Company	Kimberly-Clark Corporation
E.I. du Pont de Nemours and Company	Medtronic, Inc.
Eaton Corporation	The Procter & Gamble Company
Ecolab Inc.	Textron Inc.
Emerson Electric Co.	Tyco International Ltd.
General Electric Company	United Technologies Corporation

        The companies in this executive compensation peer group were selected because (1) their performance is monitored regularly by the same market analysts who monitor the performance of 3M, and/or (2) they meet several criteria based on similarity of their business and pay models, market capitalization (based on an 8-quarter rolling average), and annual revenues. During 2010 the Committee reviewed both the criteria for selecting companies to be included in this peer group as well as the identity of the 18 companies included in the group, and decided to make no changes in the peer group.

How the Committee uses this Benchmarking Information

        When establishing and adjusting the Total Direct Compensation of the Named Executive Officers and other senior executives, the Committee uses the pay data from the Benchmarking Groups. The Committee also uses information on the executive compensation practices at companies in the executive compensation peer group when considering design changes to the Company's executive compensation program.

        With this information, the Committee generally aims to provide the Company's executives with Total Direct Compensation that is at or very close to the median of the corresponding compensation paid to executives by companies in the Benchmarking Groups. Both the Total Cash Compensation and long-term incentive compensation of these executives are modified based on their individual performance results, with high performers (but not average or low performers) receiving increases in compensation that can over time bring their amounts to or near the 75th percentile of the corresponding compensation paid to executives by companies in the Benchmarking Groups.

Role of the Compensation Committee and its Advisors

        3M pays its executives compensation to recognize their contributions to the success of its business and provide incentives for them to deliver performance that meets the growth, profitability, and other objectives of the Company. All elements of this compensation are determined by the Committee, which is composed solely of independent nonemployee directors. In addition, the Committee's decisions concerning the compensation of 3M's Chief Executive Officer are subject to ratification by all of the independent members of the Board of Directors.

        During 2010, the Committee was assisted by its independent compensation consultant, George B. Paulin of Frederic W. Cook & Co., Inc. In addition to participating in the meetings of the Committee, Mr. Paulin provides the Committee with significant assistance and advice in the review of the Company's salary structure, annual and long-term incentive compensation plans, compensation-related risks, and other executive pay policies. He also provides expert knowledge of marketplace trends and best practices relating to executive compensation practices and competitive pay levels. Mr. Paulin and his firm provide no other services to the Company or 3M management, with the exception of providing the pay survey data described above and advisory support to the Nominating and Governance Committee on the compensation of 3M's nonemployee directors.

        3M's executive officers assist the Committee with the process of determining the compensation of the Company's executives. In particular, Mr. Buckley, assisted by 3M's Senior Vice President, Human Resources, performs an annual performance evaluation of each of 3M's senior executives whose compensation is determined by the Committee. The results of this annual performance evaluation form the basis for Mr. Buckley's recommendations to the Committee as to the annual merit base salary and target annual incentive compensation increases for such senior executives as well as the size of their annual long-term incentive compensation awards. The Committee discusses these recommendations with Mr. Buckley at its meetings prior to making its decisions on the amount of any increase to an executive's annual base salary or target annual incentive compensation or any long-term incentive compensation awards.

Elements of the Compensation Program

        The compensation program for 3M's executives consists of the following elements:

  •
  base salary;

  •
  short-term cash incentive in the form of an annual incentive; and

  •
  long-term equity incentives in the form of performance shares, stock options, restricted stock, or restricted stock units.

        3M's executives also participate in various benefit plans made available to most of 3M's U.S. employees, are eligible to participate in several deferred compensation plans (which enable them to save for retirement or other financial planning purposes, while deferring the payment of income taxes), and receive certain other benefits and a limited number of perquisites, each of which are described in further detail in the All Other Compensation Table. The entire program applied to approximately 110 executives during 2010, including all of the Named Executive Officers. The following table shows how the 2010 Total Direct Compensation of each Named Executive Officer was apportioned among these elements, and how these elements relate to the strategic business goals of the Company. This table also reflects the relative balance among the elements as well as the alignment of these executives' compensation with the goal of creating long-term value for the Company and its stockholders.

Elements of Total Direct Compensation				Strategic Goal Alignment

Compensation Element	At Risk Compensation	Form of Compensation	Percent of CEO's & Other NEOs' Total Direct Compensation	Growth	Efficient Use of Capital	Total Shareholder Return

Base Salary		Cash	14% CEO 23% NEO

Annual Incentive	✓	Cash (200% cap) Equity (amount exceeding 200% cap)	22% CEO 17% NEO	•	•	•

Stock Options	✓	Equity	32% CEO 30% NEO			•

Performance Shares	✓	Equity	32% CEO 30% NEO	•	•	•

  Base Salary

        3M pays each of its executives a base salary in cash on a monthly basis. The amount of this base salary is reviewed annually, and is not considered to be "at risk" as it does not vary with the performance of the Company. Base salaries are designed to compensate the executives for their normal day-to-day responsibilities, and it is the only component of their compensation that is considered to be fixed rather than variable in nature.

  Annual Incentive

        3M provides its executives with annual incentive compensation through plans that are designed to align a significant portion of their Total Cash Compensation with the financial performance of the Company and its business units. Each executive is assigned a target amount of annual incentive compensation as part of their Total Cash Compensation, but the amount of their actual annual incentive compensation depends on the performance of 3M and its relevant business units. 3M's broad-based annual incentive plan delivers short-term incentive compensation based on three performance metrics:

  •
  Local Currency Sales vs. plan (40 percent weighting);

  •
  Economic Profit vs. plan (40 percent weighting); and

  •
  3M Economic Profit vs. the prior year (20 percent weighting).

        While the annual incentive compensation earned by most 3M executives is determined under this broad-based incentive plan, the annual incentive compensation earned by 3M's Named Executive Officers as well as the other senior executives whose compensation is decided by the Committee is determined under the Executive Annual Incentive Plan approved by 3M's stockholders at the 2007 Annual Meeting. A total of 19 3M senior executives participated in this Executive Annual Incentive Plan during 2010. This Executive Annual Incentive Plan, which is intended to provide compensation that is exempt from the $1 million annual deduction limit of Section 162(m) of the Internal Revenue Code, provides performance-based compensation for which the performance goal is the Company's earning of adjusted net income.

        The Executive Annual Incentive Plan establishes a maximum amount of annual incentive compensation that may be earned by each covered executive during a year, which is one-quarter of one percent of the Company's adjusted net income for such year for each Named Executive Officer.

However, the plan provides the Committee with the discretion to pay each covered executive less than this maximum amount based on such factors as it deems relevant.

        The primary factors considered by the Committee in exercising this discretion are each executive's individual performance, the amount of each individual's target annual incentive, and the performance of the Company and its business units as measured by the three performance metrics referred to above and that are used to determine payouts under the broad-based annual incentive plan. While the Committee considers and is guided by the amounts that would be payable under the broad-based annual incentive plan if these executives were covered by such plan, it is not bound by these results and does exercise its discretion to pay different amounts.

        Individual performance is considered as a factor based upon the annual performance evaluation that Mr. Buckley, assisted by 3M's Senior Vice President, Human Resources, does for each covered executive (other than himself) and the annual performance evaluation that the independent members of the Board of Directors do for Mr. Buckley. These performance evaluations are done according to 3M's overall performance assessment and management processes, which involve setting annual financial and non-financial goals and objectives for each individual and then assessing each individual's performance against these goals and objectives at the end of the year. The annual performance evaluation assesses each executive's overall performance against these goals and objectives, but does not assess performance against each goal or objective in a formulaic manner.

  Long-term Incentives

        3M provides long-term incentive compensation to its executives through the Long-Term Incentive Plan approved by 3M's stockholders at the 2008 Annual Meeting. This Plan is a typical omnibus-type plan that authorizes the Committee to grant stock options, restricted stock, restricted stock units, stock appreciation rights, performance cash, performance shares and other stock awards to management employees of the Company. In 2010, the Company's stockholders approved an amendment to increase the number of shares available under this plan by 29,000,000 shares.

  Benefits and Perquisites

        3M's executives generally participate in the same health care, disability, life insurance, pension, and 401(k) benefit plans available to most of the Company's U.S. employees.

        Executives also receive a limited number of additional benefits and perquisites described in more detail in the All Other Compensation Table of this Proxy Statement. These additional benefits and perquisites are provided for the convenience (financial planning assistance, for example), financial security (retirement contributions and premiums for additional life insurance coverage, for example), or personal security (travel on corporate aircraft and monitoring service fees, for example) of the executives.

        Two of the Named Executive Officers (Mr. Buckley and Mr. Campbell) earn supplemental retirement benefits pursuant to their employment agreements with the Company, which were negotiated at the time they agreed to leave their previous employers and join 3M. These supplemental benefits are designed to replace the pension benefits they failed to earn under the plans of their previous employers because their accrued benefits under those plans do not grow with future increases in compensation, and it was necessary to provide these benefits in order to attract them to 3M. None of the other Named Executive Officers or other executives of the Company receive similar supplemental retirement benefits.

How 3M Determined the 2010 Compensation of the Named Executive Officers

        All amounts were determined by the Committee, assisted by its independent compensation consultant, with the input of Mr. Buckley (other than with respect to his own compensation). This input included Mr. Buckley's recommendations based on the results of his most recent annual performance evaluation of the other four Named Executive Officers. The Committee also utilized the compensation information from the companies in the Benchmarking Groups. In addition, the Committee reviewed tally sheets comparing the amounts of compensation actually received by the Company's Named Executive Officers to the amounts reported in its annual Proxy Statement as well as the compensation that would be owed to such individuals in the event of the termination of their employment. These tally sheets help the Committee better understand the Company's potential obligations to the Named Executive Officers following the termination of their employment, as well as assessing the risk of any individual leaving the Company prematurely.

        Differences in the amounts of compensation provided to 3M's Named Executive Officers reflect a variety of factors, including job responsibilities, the market pay for executives performing similar responsibilities (as measured by the pay information obtained from companies in the Benchmarking Groups), experience and individual performance. Initially, the Committee aims to provide them with Total Direct Compensation that is at or very close to the median value of the corresponding compensation provided to executives with similar responsibilities at companies in the Benchmarking Groups.

        However, the Committee adjusted the stock option portion of the long-term incentive compensation provided to the Named Executive Officers to reflect each individual's actual individual performance during the previous year. High performers may receive long-term incentive compensation awards valued at or near the 75th percentile of the long-term incentive compensation that companies in the Benchmarking Groups provide to executives with similar responsibilities.

  2010 Base Salary and Target Total Cash Compensation

        Changes in the base salaries of the Named Executive Officers (as well as their target Total Cash Compensation) are considered annually by the Committee. Any adjustments are made after considering the most recent compensation data for executives with similar responsibilities at companies in the Benchmarking Groups, each individual's position in the salary range for his or her position along with the individual's performance during the preceding annual period, and the experience of each individual.

        In February 2010, the Committee approved the following increases in the base salaries and target Total Cash Compensation of the Named Executive Officers other than Mr. Buckley:

Name	Previous Base Salary	New Base Salary effective 4/1/10	% Increase	Previous target Total Cash Compensation	New target Total Cash Compensation effective 4/1/10	% Increase

Patrick D. Campbell	$763,000	$763,000	0.0%	$1,271,000	$1,328,000	4.5%

Inge G. Thulin	$594,000	$600,000	1.0%	$990,000	$1,035,000	4.5%

Hak Cheol Shin	$567,000	$579,000	2.1%	$945,000	$997,000	5.5%

Michael A. Kelly	$545,000	$553,000	1.5%	$908,000	$953,000	5.0%

As a result of these increases, the target Total Cash Compensation of these Named Executive Officers ranged from 99 percent to 102 percent of the median value of the corresponding compensation provided to executives with similar responsibilities at survey comparator companies in the Benchmarking Groups. The Committee made no changes to the base salary or target Total Cash Compensation of Mr. Buckley, since his target Total Cash Compensation (due to the initial terms of his employment agreement and strong past performance) exceeds the median value of the corresponding compensation provided to the CEOs in the Company's executive compensation peer group.

        Mr. Campbell's increase reflected a successful 2009 in terms of both (i) managing the expenses and headcount of two significant organizations (Finance and Information Technology) below budget, and (ii) his role in helping the Company deliver annual earnings per share and Economic Profit that exceeded the Company's operating plan for the year. Mr. Thulin's increase reflected annual results that saw 3M's International Operations exceed their operating plan for sales, operating income and net working capital turns. Mr. Shin's increase reflected a turnaround year for the Industrial and Transportation Business that he leads, as marked by the (i) implementation of a new growth strategy, (ii) launch of a new Renewable Energy Division, and (iii) achievement of a record 28 percent New Product Vitality Index for the Business. Mr. Kelly's increase reflected the success of the Display and Graphics Business that he leads in reestablishing itself as a consistent contributor to the Company's overall results while comfortably surpassing its operating plan targets for sales and operating income.

  2010 Annual Incentive

        During 2010 the Committee chose to deliver short-term incentive compensation to its Named Executive Officers in the form of an annual cash incentive under the Executive Annual Incentive Plan (and, in the event the amount of such incentive compensation exceeded 200 percent of the individual's target annual incentive, the excess to be delivered in the form of restricted stock units under the Long-Term Incentive Plan). The Committee chose to deliver a portion of this annual incentive compensation in the form of restricted stock units for the purposes of retention (since the units do not vest for three years, and require continued employment until the vesting date or retirement) and alignment with the interests of stockholders. Each Named Executive Officer had a target annual incentive for the year, which is equal to the difference between their target Total Cash Compensation and their annual base salary. As explained above in the "Annual Incentive" discussion under "Elements of the Compensation Program," the Committee considered the amount of an individual's target annual incentive together with his or her individual performance during 2010 and the 2010 performance of 3M and its business units as measured under the Company's broad-based annual incentive plan when it exercised its discretion to determine the amount of each Named Executive Officer's annual incentive compensation for 2010.

        Since the Company satisfied the Executive Annual Incentive Plan's performance objective by earning Adjusted Net Income (defined as the net income of 3M as reported in its Consolidated Statement of Income of $4.085 billion, as adjusted to exclude $84 million of special items) in 2010 in the amount of $4.169 billion, the Plan authorized the Committee to approve payments of annual incentive compensation to each Named Executive Officer equal to one-quarter of one percent of such Adjusted Net Income ($10,422,500). Utilizing the discretion reserved to the Committee by the Plan, and in order to more closely align the payout to each individual with the 2010 performance of the Company and the relevant business unit as well as the individual's performance, the Committee decided to reduce the amounts payable to the Named Executive Officers (including Mr. Buckley, for whom the Committee's decision to approve the reduced amount of his 2010 annual incentive was ratified by the independent members of the 3M Board of Directors) from the authorized maximum amount to the following amounts:

Name	Target Annual Incentive	Actual 2010 Annual Incentive	Portion of 2010 Annual Incentive delivered in RSUs

George W. Buckley	$2,795,000	$6,886,209	$1,296,209

Patrick D. Campbell	$551,423	$1,228,623	$125,777

Inge G. Thulin	$425,059	$852,278	$2,159

Hak Cheol Shin	$408,192	$1,065,968	$249,585

Michael A. Kelly	$390,976	$875,458	$93,506

        As explained above, one of the primary factors considered by the Committee in utilizing its discretion to reduce the annual incentive payouts below the maximum permitted under the Executive Annual Incentive Plan is the amounts that would have been payable under the Company's broad-based annual incentive plan (before applying a performance multiplier) if the Named Executive Officers had been covered by such plan. These amounts were based on the following performance results for the Company and, as applicable, the respective business units of the Named Executive Officers during 2010 (dollar amounts in millions) in respect of each performance metric of the broad-based annual incentive plan:

	Local Currency Sales			Economic Profit				Weighted Average Payout % Based on Payout Curve
							Total Company Economic Profit vs. Prior Year
Business Unit	Plan	Actual	Actual vs. Plan	Plan	Actual	Actual vs. Plan

Total Company	$23,822	$26,285	110%	$1,776	$2,388	134%	138%	214%

Industrial & Transportation Business	$7,684	$8,482	110%	$803	$1,004	125%	138%	201%

Total International	$15,219	$17,132	113%	$2,197	$2,533	115%	138%	182%

Display & Graphics Business	$3,375	$3,851	114%	$449	$546	122%	138%	204%

        The Committee then adjusted the amounts of these payouts to reflect the 2010 individual performance of each Named Executive Officer. The amount of Mr. Buckley's payout was increased in recognition of his consistently strong leadership and strategic vision, which led to double digit percentage increases during 2010 in the Company's net sales (15 percent over 2009), earnings per share (23 percent over 2009), and economic profit (34 percent over 2009). The amount of Mr. Shin's payout was increased to recognize an outstanding year for the Industrial and Transportation Business, which not only delivered a 19 percent increase in net sales and a 43 percent increase in operating income during 2010, but positioned itself for even stronger growth in 2011 and beyond. The amounts of Mr. Thulin's and Mr. Kelly's payouts were increased to reflect their leadership of 3M's International Operations and the Display and Graphics Business, respectively, both of which delivered solid increases in sales and operating income during 2010. The amount of Mr. Campbell's payout was increased to recognize his performance in leading 3M's Finance and IT organizations, including recognition of his role in delivering record free cash flow (net cash provided by operating activities, less purchases of property, plant, and equipment) of $4.1 billion during 2010.

  Long-term Incentives — 2010 Grants

        After considering the most recent long-term incentive compensation data from companies in the Benchmarking Groups and after taking into account its evaluation of their individual performance during 2009, the Committee approved (and in the case of Mr. Buckley, the independent members of the Board of Directors ratified) the following grant values of the Named Executive Officers' annual long-term incentive compensation awards for 2010. For ease of comparison, the following table also shows the grant values of the Named Executive Officers' 2009 annual long-term incentive compensation awards and the percentage change between the two amounts.

Name	Grant Value of 2009 Annual Awards	Grant Value of 2010 Annual Awards	% Change

George W. Buckley	$7,820,000	$8,000,000	2.3

Patrick D. Campbell	$2,074,000	$2,192,000	5.7

Inge G. Thulin	$1,506,000	$1,578,000	4.8

Hak Cheol Shin	$1,495,000	$1,707,000	14.2

Michael A. Kelly	$1,306,000	$1,594,000	22.1

        Mr. Shin and Mr. Kelly received larger percentage increases than the other Named Executive Officers in recognition of their outstanding individual performance during 2009. Please see the explanation of such individual performance above in the "2010 Base Salary and Target Total Cash Compensation" discussion under "How 3M Determined the 2010 Compensation of the Named Executive Officers."

        Consistent with market practices at companies in the Benchmarking Groups, during 2010 the Committee chose to deliver one-half of the target grant value of the annual long-term incentive compensation awards provided to 3M's Named Executive Officers in the form of stock options (before adjustment for individual performance) and the remaining one-half in the form of performance shares. The performance criteria selected by the Committee for the performance shares awarded during 2010 were designed to focus management attention on three key factors that create long-term stockholder value: Organic Sales Growth, Return on Invested Capital, and sales from new products as measured by the New Product Vitality Index.

        The number of shares of 3M common stock that could be delivered for each performance share awarded in 2010 is linked to the Company's performance as measured by the criteria of Organic Sales Growth, Return on Invested Capital, and the New Product Vitality Index. Approximately 40 percent of this number will be determined by Organic Sales Growth, another 40 percent will be determined by Return on Invested Capital, and the remaining 20 percent will be determined by the New Product Vitality Index. By continuing to use the Organic Sales Growth metric and by adding the New Product Vitality Index metric for the 2010 awards, 60 percent of each individual's long-term incentive opportunity attributable to these awards is tied to the Company's long-term sales growth objective, a key contributor to long-term stockholder value. Attainment of these three independent performance criteria is measured separately for each calendar year during the three-year measurement period, with each year weighted as follows (2010 — 50 percent; 2011 — 30 percent; and 2012 — 20 percent). However, the formulas by which the Company's performance is measured do not change over the three-year performance period.

        The number of shares of 3M common stock that could actually be delivered at the end of the three-year performance period ending on December 31, 2012, may be anywhere from 0 percent to 200 percent of each performance share granted, depending on the performance of the Company during such performance period. However, an executive may forfeit all or a portion of such shares if he or she does not remain employed by the Company throughout the three-year performance period.

        The Committee approved the following formulas for determining the number of shares of 3M common stock actually delivered for each performance share awarded, with the total number of shares actually delivered being the sum of the number of shares earned as a result of the Company's achievement of each of the three performance objectives as follows:

Organic Sales Growth Exceeding IPI	% of number of Performance Shares	Return on Invested Capital	% of number of Performance Shares	New Product Vitality Index	% of number of Performance Shares	Total % of number of Performance Shares

below -1.0%	0%	below 15.0%	0%	below 22.0%	0%	0%

-1.0%	8%	15.0%	8%	22.0%	4%	20%

0.5%	40%	20.0%	40%	29.0%	20%	100%

2.0% or higher	80%	22.5% or higher	80%	36.0% or higher	40%	200%

        The above formulas are not a prediction of how 3M will perform during the years 2010 through 2012. The sole purpose of these formulas, which were approved by the Committee in February 2010, is to establish a method for determining the payment of long-term incentive compensation under the Long-Term Incentive Plan. 3M is not providing any guidance, nor updating any prior guidance, of its future performance with the disclosure of these formulas, and you are cautioned not to rely on these formulas as a prediction of 3M's future performance.

        In addition to the above annual long-term incentive awards, during 2010 the Compensation Committee also approved (and in the case of Mr. Buckley, the independent directors of the Board of Directors ratified) the following one-time grants of restricted stock units to each of the Named Executive Officers:

Name	Number of Restricted Stock Units	Grant Date Fair Value

George W. Buckley	50,814	$4,000,078

Patrick D. Campbell	13,974	$1,100,033

Inge G. Thulin	10,163	$800,031

Hak Cheol Shin	10,163	$800,031

Michael A. Kelly	10,163	$800,031

        These one-time grants were intended to recognize the engagement, leadership, and strategic vision exhibited by these individuals during the global economic crisis that began in 2008. In the opinion of the Committee, providing these one-time grants properly aligns the awards these individuals received with their strong performance during 2009. These one-time grants were also designed to motivate the Named Executive Officers to continue that strong performance and engagement in 2010. The value of these one-time grants ranged from 47 percent to 51 percent of the grant values of each individual's 2010 annual long-term incentive compensation awards. At the same time, the Committee also approved similar one-time grants of restricted stock units for the other executives of the Company.

        These one-time grants are reflected in the Summary Compensation Table that follows as a portion of the value of the Stock Awards received by the Named Executive Officers during 2010.

  Long-term Incentives — Payouts for Grants made in Prior Years

        2010 marked the final year of the three-year performance period of the long-term incentive compensation awards made to 3M's executives in 2008 under the Performance Unit Plan. The performance share awards made during 2008 were designed to deliver compensation based on the performance of the Company over the years 2008, 2009, and 2010 as measured by its Economic Profit growth and Organic Sales Growth. Pursuant to the formula approved by the Committee at the time the awards were made, the Company's performance during this three-year performance period (average annual increase in Economic Profit of 4.5 percent and average annual increase in Organic Sales, as compared to the worldwide Industrial Production Index, of 1.0 percent) resulted in a payout of 0.51 shares of 3M common stock per performance share.

Name	Number of target Performance Shares	Number of actual 3M shares earned	Value of actual 3M shares earned

George W. Buckley	54,210	27,647.10	$2,473,586

Patrick D. Campbell	13,585	6,928.35	$619,879

Inge G. Thulin	9,924	5,061.24	$452,829

Hak Cheol Shin	9,924	5,061.24	$452,829

Michael A. Kelly	9,924	5,061.24	$452,829

Stock Ownership Guidelines

        The Company's stock ownership guidelines apply to all Section 16 officers of the Company and are designed to increase an executive's equity stake in 3M and more closely align his or her interests with those of 3M's stockholders. The guidelines provide that the Chief Executive Officer should attain beneficial ownership of 3M stock equal to six times his or her annual base salary at the time of appointment (increased by the Committee from five times annual base salary in January 2011), the Executive and Senior Vice Presidents should attain beneficial ownership of 3M stock equal to three times their annual base salary at the time of appointment, and Vice Presidents should attain beneficial ownership of 3M stock equal to two times their annual base salary at the time of appointment. While the stock ownership guidelines provide that executives should attain this beneficial ownership of 3M stock within five years of their appointment to these positions, all of our Named Executive Officers have already attained or exceeded these ownership levels. However, if an officer is not on track (measured by multiplying 20 percent of the target ownership by the number of years since their appointment) to meet the required level of ownership, the guidelines provide that he or she will be required to hold and not sell a sufficient number of the after-tax 3M shares received upon the next payout of performance shares to be on track to satisfy the required ownership level. For purposes of these guidelines, shares owned directly by an officer or by members of the officer's immediate family, shares owned indirectly through an officer's account in the Company's 401(k) plan, unvested shares of restricted stock owned by an officer, and shares represented by unvested restricted stock units granted to an officer are considered to be beneficially owned by the officer and are counted in determining attainment of the required ownership level.

Policy on Reimbursement of Incentive Payments ("Clawback")

        The Company's Board of Directors has adopted a policy requiring the reimbursement of excess incentive compensation payments made to an executive in the event that 3M is required to make a material restatement of its financial statements. This policy applies to all senior executives of the Company (including all of the Named Executive Officers). As described above in the section "Significant Compensation Actions During 2010," in May 2010 the Board of Directors revised this policy to remove the condition requiring an individual's misconduct to have caused the need for the restatement. Now, in the event of a material restatement that causes an incentive compensation payout to be higher than it should have been, the Company may seek to recover the overpayment from all affected executives irrespective of whether their conduct contributed to the need for the restatement.

Limit on Tax-Deductible Compensation

        Section 162(m) of the Internal Revenue Code prohibits 3M from deducting compensation paid in any year to its Chief Executive Officer and each other Named Executive Officer whose compensation is reported in the Summary Compensation Table for such year by reason of being among the three most highly compensated officers for that year, other than the Chief Executive Officer and the Chief Financial Officer ("Covered Employees"), in excess of $1 million, but does not subject performance-based compensation to this limit. Due to his service as the Company's interim Chief Executive Officer for a period of approximately six months in 2005, one of the members of the Committee (Robert S. Morrison) does not participate in the Committee's decisions involving performance-based compensation since he is not considered an "outside director" of the Company for purposes of Section 162(m) and the regulations published thereunder.

        The Committee continues to emphasize performance-based compensation for executives and thus minimize the effect of Section 162(m). However, the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains, and rewards the executive talent necessary for the Company's success. Consequently, in any year the Committee may authorize nonperformance-based compensation in excess of $1 million. The Committee recognizes that the loss of the tax deduction may be unavoidable under these circumstances.

Severance or Change in Control Arrangements

        With the exception of Mr. Buckley and Mr. Campbell, who entered into employment agreements when they joined the Company (leaving senior positions at other major companies, and in the case of Mr. Buckley, a chief executive officer position), 3M does not have severance plans or arrangements with any of its Named Executive Officers. The absence of such arrangements reflects the Company's and the Committee's preference for operating without legally binding severance commitments, and preserves maximum flexibility to deal with individual situations if and when the need arises. Exceptions were made in the cases of Mr. Buckley and Mr. Campbell at the time they were hired by the Company, and were part of the employment terms and conditions offered by the Company to persuade them to leave their previous employers.

        Similarly, 3M does not have arrangements providing for payments or other compensation in the event of a change in control of the Company, other than the payment, exercise, or delivery of long-term incentive compensation awards issued prior to a change in control. For awards with a grant date prior to February 9, 2010, in the event of a change in control of the Company, both the Long-Term Incentive Plan and its predecessors provided for (1) accelerated vesting of outstanding stock options, restricted stock, and restricted stock units, and (2) the immediate termination and payout of all outstanding performance units and performance shares. This provision was intended to protect the previously-earned long-term incentive compensation of employees (including the Named Executive Officers) against the uncertainty and risk of nonpayment that might occur following a takeover of the Company.

        As described above in the section "Significant Compensation Actions During 2010," in 2010 the Board of Directors amended the Long-Term Incentive Plan to eliminate the prior "single trigger" accelerated vesting provision in the event of a change in control of the Company, and to establish a "double trigger" vesting acceleration provision. This new "double trigger" provision applies to awards with a grant date on or after February 9, 2010 (including the one-time grants of restricted stock units described above). Specifically, the provision means that an employee whose employment is terminated without cause or who resigns for "good reason" within 18 months following a change in control of the Company will have (1) accelerated vesting of any outstanding stock options, restricted stock, and restricted stock units, and (2) an immediate payout of any outstanding performance unit and performance share awards. The Board of Directors also amended the Long-Term Incentive Plan to eliminate a provision that would have required the Company to provide employees (including the

Named Executive Officers) with a gross-up payment in the event any excise tax was determined to apply as a result of the payment, vesting, or delivery of long-term incentive compensation awards made thereunder in the event of a change in control. The Company does not intend to include change in control "single trigger" accelerated vesting or excise tax gross-up provisions in future equity awards or agreements.

        The employment agreements that the Company has entered into with Mr. Buckley and Mr. Campbell require the Company to provide them with tax gross-up payments in the event that any payments or other benefits provided to them under their agreements become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code as a result of a change in control of the Company. The purpose of such tax gross-up payments would be to give each individual sufficient cash with which to pay such excise tax and the additional income and other taxes payable as a result of such payment. The Company does not intend to include such "excise tax gross-up payment" provisions in future employment agreements or arrangements it may establish with its executives.

COMPENSATION COMMITTEE REPORT

        In accordance with the SEC's disclosure requirements for executive compensation, the Compensation Committee of the Board of Directors of 3M Company (the "Committee") has reviewed and discussed with 3M Management the Compensation Discussion and Analysis. Based on this review and these discussions with 3M Management, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in the 2011 Proxy Statement of 3M Company.

  Submitted by the Compensation Committee

  Vance D. Coffman, Chair
  Edward M. Liddy
  Robert S. Morrison
  Aulana L. Peters
  Robert J. Ulrich

Assessment of Risk Related to Compensation Programs

        Based on the Company's recent assessment, the Company has determined that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company. To conduct this assessment, the Company completed an inventory of its executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans or programs. Based on this inventory, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. The Company believes that the Company's overall cash versus equity pay mix, balance of shorter-term versus longer-term performance focus, balance of revenue versus profit focused performance measures, stock ownership guidelines, and "clawback" policy all work together to provide its employees and executives with incentives to deliver outstanding performance to build long-term stockholder value, while taking only necessary and prudent risks. In this regard, the Company's strong ethics and its corporate compliance systems, which are overseen by the Audit Committee, further mitigate against excessive or inappropriate risk taking. The Compensation Committee, with assistance from its independent compensation consultant, George B. Paulin of Fredric W. Cook & Co., Inc., reviewed the Company's risk assessment and a separate risk assessment that Mr. Paulin conducted for the Committee on the Company's executive compensation policies and practices. Based on their consideration of these assessments, the Committee concurred with the Company's determination.

2010 Summary Compensation Table

        The following table shows the compensation earned or received during 2010, 2009, and 2008 by each of 3M's Named Executive Officers (as determined pursuant to the SEC's disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

George W. Buckley	2010	1,720,000	8,022,714	3,772,940	5,590,000	3,970,767	632,673	23,709,094
Chairman of the	2009	1,720,000	4,333,655	3,757,572	3,859,112	943,165	322,289	14,935,793
Board, President and	2008	1,720,000	4,002,422	3,363,492	2,977,410	0	252,423	12,315,747
Chief Executive Officer
Patrick D. Campbell	2010	762,600	2,072,090	1,150,727	1,102,846	1,243,427	118,397	6,450,087
Senior Vice President	2009	762,600	972,032	1,059,032	701,958	905,716	88,510	4,489,848
and Chief Financial	2008	757,050	987,222	785,916	601,473	1,310,462	90,138	4,532,261
Officer
Inge G. Thulin	2010	598,500	1,500,049	1,043,937	850,119	760,144	155,380	4,908,129
Executive Vice	2009	594,000	700,021	854,148	558,439	697,638	126,870	3,531,116
President, International	2008	580,500	2,721,181	803,516	482,683	1,070,885	61,207	5,719,972
Operations
Hak Cheol Shin(6)	2010	576,000	1,500,049	1,141,751	816,383	709,065	90,097	4,833,345
Executive Vice
President, Industrial and
Transportation Business
Michael A. Kelly(6)	2010	550,950	1,544,905	952,213	781,953	844,880	105,562	4,780,463
Executive Vice
President, Display and
Graphics Business

FOOTNOTES TO 2010 SUMMARY COMPENSATION TABLE

        (1)   The amounts in the Stock Awards column reflect the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 16 to the Company's audited financial statements for the fiscal year ended December 31, 2010, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2011. The amounts included in this column for the performance share awards made during 2010 are calculated based on the probable satisfaction of the performance conditions for such awards. If the highest level of performance is achieved for these performance share awards, the maximum value of these awards at the grant date would be as follows: Mr. Buckley — $8,000,014; Mr. Campbell — $1,944,114; Mr. Thulin — $1,400,036; Mr. Shin — $1,400,036; and Mr. Kelly — $1,400,036.

        (2)   The amounts in the Option Awards column reflect the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 16 to the Company's audited financial statements for the fiscal year ended December 31, 2010, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2011.

        (3)   The amounts in the Non-Equity Incentive Plan Compensation column reflect the annual incentive compensation earned by each individual during 2010 under the Company's Executive Annual Incentive Plan, with the exception of the portion of this annual incentive compensation to be paid in the form of restricted stock units granted during 2011 under the 2008 Long-Term Incentive Plan. This portion of the annual incentive compensation earned by each individual during 2010 will be reported in the Stock Awards column of the Company's 2011 Summary Compensation Table, as follows: Mr. Buckley — $1,296,209; Mr. Campbell — $125,777; Mr. Shin — $249,585; Mr. Thulin — $2,159; and Mr. Kelly — $93,506.

        (4)   The amounts in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflect the actuarial increase in the present value of each individual's pension benefits under all defined benefit pension plans of the Company, determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 11 to the Company's audited financial statements for the fiscal year ended December 31, 2010, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2011. There were no above-market earnings on deferred compensation under the Company's nonqualified deferred compensation programs.

        (5)   See the All Other Compensation table below for details.

        (6)   No amounts are reported for Mr. Shin or Mr. Kelly for the years 2009 and 2008 since they were not Named Executive Officers of the Company for those years.

2010 All Other Compensation Table

	401(k) Company Match(1)	VIP Excess Company Match(2)	Executive Life Insurance(3)	Financial Planning	Personal Aircraft Use(4)	Security Systems/ Services(5)	Personal Auto Use(6)	3M Products(7)	Total
George W. Buckley	$11,025	$240,035	$0	$13,867	$151,206	$167,574	$48,394	$572	$632,673
Patrick D. Campbell	11,581	28,598	63,152	13,963	0	0	0	1,103	118,397
Inge G. Thulin	8,820	32,830	86,509	13,230	13,558	0	0	433	155,380
Hak Cheol Shin	7,632	10,315	58,522	13,230	0	0	0	398	90,097
Michael A. Kelly	8,820	37,165	46,085	13,230	0	0	0	262	105,562

FOOTNOTES TO 2010 ALL OTHER COMPENSATION TABLE

        (1)   The amounts shown reflect 3M matching contributions under the tax-qualified 3M Voluntary Investment Plan and Employee Stock Ownership Plan. All eligible employees under this plan may receive 3M matching contributions on their pre-tax contributions to the plan on up to six percent of their eligible pay.

        (2)   The amounts shown reflect 3M matching contributions under the VIP Excess Plan, a nonqualified defined contribution plan. Eligibility for this plan and its matching contributions is limited to employees whose compensation exceeds a limit established by Federal income tax law for tax-qualified defined contribution plans.

        (3)   The amounts shown reflect the amount of premiums paid by the Company on behalf of each individual with respect to their respective whole life or universal life insurance policies obtained for them under the Executive Life Insurance Plan.

        (4)   This amount reflects the aggregate incremental cost to the Company for Mr. Buckley's and Mr. Thulin's personal use of corporate aircraft during 2010. This aggregate incremental cost was calculated by combining the variable operating costs of such travel, including the cost of fuel, landing fees, on-board catering, and crew travel expenses.

        (5)   This amount reflects the expenses incurred by 3M during 2010 for monitoring services and for the labor and materials needed to complete several projects improving the personal security of

Mr. Buckley and his family at their residences. Included in this amount are the costs of installing a new security system and improving the perimeter security at one of his residences.

        (6)   This amount reflects the aggregate incremental cost to the Company for Mr. Buckley's personal use of Company-provided automobiles and local ground transportation. These costs include lease payments (or the amortized purchase cost) for the vehicles, fuel, insurance premiums, and maintenance.

        (7)   These amounts reflect the aggregate incremental cost to the Company of providing certain 3M products to the individuals for their personal use.

2010 Grants of Plan-Based Awards Table

							All other Stock Awards: Number of Shares of Stock or Units (#)		All other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
				Estimated Future Payouts Under Equity Incentive Plan Awards(2)						Exercise or Base Price of Option Awards ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
George W. Buckley	02/09/10			10,743	53,713	107,426					4,000,007
	n/a	2,795,000	10,422,500
	02/09/10								228,663	78.72	3,772,940
	02/09/10						50,814	(6)			4,000,078
	03/12/10						69	(7)			5,646
	06/12/10						72	(7)			5,654
	09/12/10						67	(7)			5,661
	12/12/10						67	(7)			5,668
Patrick D. Campbell	02/09/10			2,611	13,053	26,106					972,057
	n/a	551,423	10,422,500
	02/09/10						13,974	(6)			1,100,033
	02/09/10								69,741	78.72	1,150,727
Inge G. Thulin	02/09/10			1,880	9,400	18,800					700,018
	n/a	425,059	10,422,500
	02/09/10						10,163	(6)			800,031
	02/09/10								50,166	78.72	827,739
	07/27/10								11,117	86.80	132,737
	07/27/10								6,990	86.80	83,461
Hak Cheol Shin	02/09/10			1,880	9,400	18,800					700,018
	n/a	408,192	10,422,500
	02/09/10						10,163	(6)			800,031
	02/09/10								57,587	78.72	950,186
	07/27/10								11,016	86.80	131,531
	07/27/10								5,028	86.80	60,034
Michael A. Kelly	02/09/10			1,880	9,400	18,800					700,018
	n/a	390,976	10,422,500
	02/09/10						10,163	(6)			800,031
	02/09/10								51,102	78.72	843,183
	03/15/10						552	(8)			44,856
	04/30/10								3,532	88.67	43,196
	04/30/10								5,383	88.67	65,834

FOOTNOTES TO 2010 GRANTS OF PLAN-BASED AWARDS TABLE

        (1)   The amounts shown as the Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflect the target and maximum amounts that may be earned by each individual during 2010 under the Executive Annual Incentive Plan. This Plan establishes a maximum amount of annual incentive compensation that may be earned by each covered executive during a plan year (established for purposes of complying with Section 162(m) of the Internal Revenue Code), which for each of the Named

Executive Officers was one-quarter of one percent of the Company's adjusted net income for 2010, and then provides the Compensation Committee with the discretion to pay each covered executive less than this maximum amount based on such factors as it deems relevant. These factors include, but are not limited to, individual performance, each individual's target annual incentive, and the performance of the Company and its business units as measured by the three metrics used to determine payouts under the Company's broad-based annual incentive plan (see "Elements of the Compensation Program — Annual Incentive" in the Compensation Discussion and Analysis of this Proxy Statement). While the Committee considers and is guided by the amounts that would be payable under the broad-based annual incentive plan (based on the performance of 3M and its business units) if the Named Executive Officers were covered by such plan, it is not bound by these results and may exercise its discretion to pay different amounts.

        (2)   The amounts shown as the Estimated Future Payouts Under Equity Incentive Plan Awards reflect the threshold, target, and maximum number of shares of 3M common stock that may be earned by each individual as a result of the performance shares granted to each individual during 2010 under the 2008 Long-Term Incentive Plan. The actual number of shares of 3M common stock to be delivered as a result of these performance shares will be determined by the performance of the Company during the three-year performance period of 2010, 2011, and 2012, as measured against three performance criteria selected by the Compensation Committee (Organic Sales Growth, Return on Invested Capital, and the New Product Vitality Index). For more information on these performance criteria and the formulas for determining the number of shares of 3M common stock payable as a result of these performance shares, please refer to the "Long-Term Incentives — 2010 Grants" portion of the Compensation Discussion and Analysis.

        (3)   The amounts shown as the All Other Option Awards reflect the numbers of nonqualified stock options granted to each individual during 2010 under the 2008 Long-Term Incentive Plan. The options granted on February 9, 2010, were part of the Company's annual grant of stock options to the approximately 5,000 employees participating in the plan. The options granted to Mr. Shin and to Mr. Thulin on July 27, 2010, and to Mr. Kelly on April 30, 2010, represent progressive stock options (commonly referred to as reloads) issued upon their exercise (via a stock swap, using shares of 3M common stock already owned by the optionee) of nonqualified options granted under pre-2005 versions of the Management Stock Ownership Program which provided for the receipt of such reloads when the optionee pays the exercise price in shares of the Company's common stock. 3M offered progressive stock options with respect to nonqualified stock options granted before May 2005 to encourage executives to acquire and accumulate actual shares of 3M common stock by exercising their stock options early rather than holding such options until the end of their term and then immediately selling the shares acquired upon exercise. Stock options granted by the Company since May 2005 have not been eligible for the grant of new progressive stock options upon their exercise.

        (4)   The exercise price for all stock options granted under the Company's 2008 Long-Term Incentive Plan is set at the fair market value of a share of 3M common stock on the option grant date (as required by the provisions of the plan). As provided in the plan, the fair market value of a share of 3M common stock is computed as the closing price at which 3M common stock traded on the New York Stock Exchange on the applicable date.

        (5)   The amounts in the Grant Date Fair Value of Stock and Option Awards column were determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation and, in the case of performance share awards, are based upon the probable outcome of the applicable performance conditions. Assumptions made in the calculation of these amounts are included in Note 16 to the Company's audited financial statements for the fiscal year ended December 31, 2010, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2011.

        (6)   These amounts reflect the number of restricted stock units granted to each individual during 2010 under the 2008 Long-Term Incentive Plan. These restricted stock units vest in equal installments of one-third on each of the first three anniversaries of the grant date, assuming continued employment until each vesting date or until the individual retires.

        (7)   These amounts reflect additional grants of restricted stock units to Mr. Buckley in lieu of dividend equivalents on a portion of his outstanding restricted stock units, as required by his employment agreement.

        (8)   This amount reflects an additional grant of restricted stock units to Mr. Kelly as payment of a portion of his annual incentive compensation earned for 2009 (the portion that exceeded 200 percent of his target annual incentive for such year was delivered in the form of restricted stock units granted in 2010).

ADDITIONAL INFORMATION REGARDING THE EMPLOYMENT
AGREEMENTS OF THE NAMED EXECUTIVE OFFICERS

        Some of the grants and compensation reflected in the above tables are a direct result of the employment agreements that the Company has entered into with two of the Named Executive Officers. The following summary identifies the material terms of these agreements that impacted the compensation of, and grants to, these individuals during 2010.

George W. Buckley

        3M has entered into an employment agreement with George W. Buckley providing for his employment as President and Chief Executive Officer of the Company and for his election as Chairman of the Board of Directors of 3M. The agreement became effective December 6, 2005, and had an initial term of three years. Beginning on December 6, 2006, the agreement automatically extends itself so that the remaining term of the agreement is always two years. However, the term will end on Mr. Buckley's 65th birthday (February 23, 2012) unless the parties otherwise agree. The Company and Mr. Buckley have amended the agreement on several occasions, and this summary reflects the agreement as amended.

        The agreement requires that Mr. Buckley receive an annual base salary of $1,600,000. This base salary will be reviewed at least annually and may be increased by the Compensation Committee of the Board, but may not be decreased without Mr. Buckley's consent. The agreement also requires that Mr. Buckley be eligible to participate in the Company's Executive Profit Sharing Plan (subsequently replaced by the Executive Annual Incentive Plan), with a target annual bonus which is the greater of $2,600,000 and 150 percent of his annual base salary.

        Pursuant to the agreement, the Company granted to Mr. Buckley nonqualified stock options and restricted stock units. All of these stock options and restricted stock units have now vested in full. Mr. Buckley may not sell or otherwise dispose of the shares of 3M common stock he received upon the vesting of these restricted stock units (except as required to pay withholding taxes) prior to the termination of his employment without the consent of the Compensation Committee of the Board.

        As amended, the agreement gives Mr. Buckley (while he remains employed by the Company) the right to have the Company purchase one of his residences in Illinois or Minnesota at its then prevailing value (to be determined by an appraiser mutually agreeable to both parties) if he is unable to complete the sale of such residence within 120 days after electing to exercise this right.

        The agreement provides that Mr. Buckley will be eligible for the same perquisites that the Company makes available to its other senior executives. Mr. Buckley, along with members of his family and invited guests, is allowed to use the aircraft owned by the Company for personal travel. The Company will provide Mr. Buckley with an automobile and driver for travel in the Minneapolis-St. Paul area, and with an additional luxury automobile for which the Company will pay all insurance, maintenance, gasoline, and other operating expenses. The Company will provide appropriate security at Mr. Buckley's personal residences.

        The agreement provides that Mr. Buckley will earn a supplemental retirement benefit payable in the form of an annuity over his lifetime (or, if he so chooses, in the form of an annuity payable over his lifetime and the lifetime of a joint annuitant) beginning following his termination of employment. The amount of this benefit will be the amount by which (a) a single life annuity payable for Mr. Buckley's lifetime commencing at age 60 (or, if later, on the date of his termination of employment) equal to 40 percent of his highest average annual cash compensation (base salary plus bonus) during any three consecutive years during his final ten years of employment (but not less than a minimum amount of $4,200,000), exceeds (b) the sum of his actual pension benefits payable at age 60 (or, if later, on the date of his termination of employment) under the plans of the Company and his previous employers. The benefit formula for this supplemental retirement benefit increases by 2 percent (from 40 percent) for each full year following Mr. Buckley's 60th birthday that he remains employed by the Company, up to a maximum of 50 percent. This supplemental retirement benefit has now vested in full. In the event that the payments of this supplemental retirement benefit received by Mr. Buckley prior to his death (or by Mr. Buckley and his joint annuitant prior to their deaths) are less than the actuarially equivalent lump-sum value of such annuity payments determined at the time the payments commence, the Company will pay in a lump sum to his beneficiary (or to Mr. Buckley's estate, if the beneficiary is deceased) the amount by which such actuarially equivalent lump-sum value exceeds the amount of payments received prior to his death (or prior to the deaths of Mr. Buckley and his joint annuitant).

Patrick D. Campbell

        3M entered into an employment agreement with Patrick D. Campbell at the time he was hired to serve as the Senior Vice President and Chief Financial Officer of the Company. While most of this agreement's terms expired on the third anniversary of his employment commencement date (February 1, 2005), several of its provisions survived and remain in effect today. The Company and Mr. Campbell amended the agreement during 2008, and this summary reflects the agreement as amended.

        The agreement requires the Company to provide Mr. Campbell supplemental retirement benefits payable in the form of a lump sum following the termination of his employment. If he remains employed by 3M for at least ten years, the amount of this lump sum will be the actuarially equivalent present value of an annuity payable for his lifetime commencing at age 60 and based on 45 percent of his highest average annual compensation (base salary plus profit sharing or annual incentive) over a four-year period. If Mr. Campbell is employed by 3M for less than ten years, the amount of the lump sum and the lifetime annuity upon which the lump sum is based will be prorated accordingly (proration would reduce these amounts by a percentage determined by dividing the number ten less the number of years he was employed by 3M by the number ten). The amount of such benefits will be reduced by the amount of his benefits under 3M's other pension plans and the pension plans of his prior employer. Since Mr. Campbell has completed more than five years of employment with the Company, these supplemental retirement benefits are fully vested.

        2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

George W. Buckley									107,426	(11)	9,270,864
	250,000			78.150	12/06/2015
	286,807			87.350	05/09/2016
	188,724			84.780	05/08/2017
	146,845	73,423	(1)	77.180	05/13/2018
	96,347	192,697	(2)	54.110	02/08/2019
		228,663	(3)	78.720	02/07/2020
						71,072	(5)	6,133,514
						2,710	(6)	233,873
						49,742	(7)	4,292,735
Patrick D. Campbell									26,106	(11)	2,252,948
	9,395			55.975	02/01/2012
	7,289			80.950	02/01/2012
	19,671			89.650	02/01/2012
	40,000			64.500	05/14/2012
	44,000			61.850	05/13/2013
	64,873			84.400	05/09/2014
	71,185			76.800	05/08/2015
	73,000			87.350	05/09/2016
	45,393			84.780	05/08/2017
	34,311	17,157	(1)	77.180	05/13/2018
	27,154	54,310	(2)	54.110	02/08/2019
		69,741	(3)	78.720	02/07/2020
						17,585	(5)	1,517,586
						13,630	(7)	1,176,269
Inge G. Thulin									18,800	(11)	1,622,440
	1,704			58.625	05/06/2011
		11,117	(4)	86.800	05/06/2011
	36,000			64.500	05/14/2012
	25,631			61.850	05/13/2013
		6,990	(4)	86.800	05/13/2013
	56,114			84.400	05/09/2014
	67,975			76.800	05/08/2015
	52,000			87.350	05/09/2016
	45,758			84.780	05/08/2017
	33,861	16,931	(1)	77.180	05/13/2018
	19,861	39,723	(2)	54.110	02/08/2019
		50,166	(3)	78.720	02/07/2020
						25,481	(9)	2,199,010
						12,664	(5)	1,092,903
						9,883	(7)	852,903
Hak Cheol Shin									18,800	(11)	1,622,440
	1,704			58.625	05/06/2011
		11,016	(4)	86.800	05/06/2011
	15,800			64.500	05/14/2012
	11,236			61.850	05/13/2013
		5,028	(4)	86.800	05/13/2013
	24,353			84.400	05/09/2014
	17,043			76.800	05/08/2015
	60,000			87.350	05/09/2016
	35,441			84.780	05/08/2017
	31,685	15,843	(1)	77.180	05/13/2018
	19,590	39,182	(2)	54.110	02/08/2019
		57,587	(3)	78.720	02/07/2020
						32,077	(8)	2,768,245
						12,937	(5)	1,116,463
						10,163	(7)	877,067
Michael A. Kelly									18,800	(11)	1,622,440
	3,532			88.670	05/06/2011
	626			64.500	05/14/2012
	5,383			88.670	05/14/2012
	7,016			61.850	05/13/2013
	18,514			84.400	05/09/2014
	11,418			76.800	05/08/2015
	17,693			87.350	05/09/2016
	32,200			84.780	05/08/2017
	25,085	12,543	(1)	77.180	05/13/2018
	14,933	29,867	(2)	54.110	02/08/2019
		51,102	(3)	78.720	02/07/2020
						12,937	(5)	1,116,463
						10,163	(7)	877,067
						552	(10)	47,638

FOOTNOTES TO 2010 OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR-END TABLE

        (1)   These stock options vest in full on May 13, 2011.

        (2)   These stock options vested or will vest in installments of one-half on February 8, 2011, and February 8, 2012.

        (3)   These stock options vested or will vest in installments of one-third on each of February 7, 2011, February 7, 2012, and February 7, 2013.

        (4)   As progressive stock options, these options vested in full on January 27, 2011 (6 months following the grant date).

        (5)   These restricted stock units vest in full on February 9, 2012.

        (6)   These restricted stock units vest in installments of one-half on each of December 31, 2011, and the earlier of December 31, 2012, or Mr. Buckley's last day of employment with the Company.

        (7)   These restricted stock units vested or will vest in installments of one-third on each of February 9, 2011, February 9, 2012, and February 9, 2013.

        (8)   These restricted stock units vest in full on December 1, 2012.

        (9)   These restricted stock units vest in full on March 3, 2012.

        (10) These restricted stock units vest in full on January 2, 2013.

        (11) The shares of 3M common stock to be delivered as a result of the Company's performance over the three-year performance period ending December 31, 2012, will not vest until December 31, 2012. Under the terms of the 2008 Long-Term Incentive Plan, these shares of 3M common stock will be delivered no later than March 15, 2013.

        2010 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Exercises and Stock Vested

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
George W. Buckley	0		0	175,143.10	(4)	15,276,584
Patrick D. Campbell	0		0	7,272.35	(5)	646,957
Inge G. Thulin	28,538	(1)	660,194	5,341.24	(6)	474,846
Hak Cheol Shin	26,107	(2)	632,586	5,061.24	(7)	452,829
Michael A. Kelly	14,987	(3)	377,810	5,061.24	(7)	452,829

FOOTNOTES TO 2010 OPTION EXERCISES
AND STOCK VESTED TABLE

        (1)   The stock options exercised by Mr. Thulin were granted between May 8, 2001, and August 11, 2009, and had exercise prices between $58.625 and $71.340. Of this total number of options exercised, Mr. Thulin retained a total of 4,772 additional shares of 3M common stock after tax withholding and payment of the exercise prices for these options.

        (2)   The stock options exercised by Mr. Shin were granted between May 8, 2001, and October 27, 2009, and had exercise prices between $58.625 and $76.000. Of this total number of options exercised, Mr. Shin retained a total of 4,196 additional shares of 3M common stock after tax withholding and payment of the exercise prices for these options.

        (3)   The stock options exercised by Mr. Kelly were granted between May 8, 2001, and October 27, 2009, and had exercise prices between $58.625 and $76.000. Of this total number of options exercised, Mr. Kelly retained a total of 2,255 additional shares of 3M common stock after tax withholding and payment of the exercise prices.

        (4)   This total number of shares reflects the sum of: (a) the vesting of 147,496 restricted stock units granted to Mr. Buckley under the 2005 Management Stock Ownership Program or the 2008 Long-Term Incentive Plan; and (b) the deferred receipt of 27,647.10 shares acquired by Mr. Buckley upon the vesting of his 2008 performance share award under the 3M Performance Unit Plan, which occurred upon the completion of the three-year performance period for this award on December 31, 2010. Of this total number of restricted stock units, 142,808 were granted on December 6, 2005, pursuant to Mr. Buckley's employment agreement with the Company, 1,072 were granted over the subsequent five-year period in lieu of dividend equivalents on a portion of these restricted stock units, 1,355 were granted on September 1, 2009, in performance of the Company's obligation to pay Mr. Buckley life insurance premiums under his employment agreement, and 1,072 were utilized to pay required withholding taxes on his behalf. Of the total number of shares acquired by Mr. Buckley upon the vesting of his 2008 performance share award, 4,922.271 of these shares have been beneficially assigned to his former spouse in connection with the dissolution of their marriage.

        (5)   This total number of shares reflects the sum of: (a) the vesting of 344 restricted stock units granted to Mr. Campbell under the 2008 Long-Term Incentive Plan on February 9, 2010, and utilized to pay required withholding taxes on his behalf; and (b) 6,928.35 shares acquired by Mr. Campbell upon the vesting of his 2008 performance share award under the 3M Performance Unit Plan, which occurred upon the completion of the three-year performance period for this award on December 31, 2010.

        (6)   This total number of shares reflects the sum of: (a) the vesting of 280 restricted stock units granted to Mr. Thulin under the 2008 Long-Term Incentive Plan on February 9, 2010, and utilized to pay required withholding taxes on his behalf; and (b) 5,061.24 shares acquired by Mr. Thulin upon the vesting of his 2008 performance share award under the 3M Performance Unit Plan, which occurred upon the completion of the three-year performance period for this award on December 31, 2010.

        (7)   These shares were acquired by Mr. Shin and Mr. Kelly upon the vesting of their 2008 performance share awards under the 3M Performance Unit Plan, which occurred upon the completion of the three-year performance period for these awards on December 31, 2010.

         PENSION BENEFITS

        The following table shows the present value of the accumulated benefits payable to each of the Named Executive Officers, as well as the number of years of service credited to each individual, under each of the Company's defined benefit pension plans (including any supplemental arrangements pursuant to their employment agreements) determined using the same interest rate and mortality assumptions as those used for financial statement reporting purposes. See Note 11 to the Company's audited financial statements for the fiscal year ended December 31, 2010, included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 16, 2011.

2010 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
George W. Buckley	Employee Retirement Income Plan	5	217,931	0
	Nonqualified Pension Plan	5	4,378,556	0
	Supplemental Retirement Plan	5	11,557,665	0
Patrick D. Campbell	Employee Retirement Income Plan	8	313,760	0
	Nonqualified Pension Plan	8	1,682,945	0
	Supplemental Retirement Plan	8	3,539,760	0
Inge G. Thulin	Employee Retirement Income Plan	31	1,062,457	0
	Nonqualified Pension Plan	31	3,779,620	0
Hak Cheol Shin	Employee Retirement Income Plan	26	737,577	0
	Nonqualified Pension Plan	26	2,323,093	0
Michael A. Kelly	Employee Retirement Income Plan	29	853,454	0
	Nonqualified Pension Plan	29	2,611,091	0

        The Employee Retirement Income Plan ("ERIP") is a tax-qualified defined benefit pension plan maintained by 3M for its eligible employees in the United States. Effective January 1, 2001, the Company amended the ERIP to include a pension equity formula for (1) employees hired or rehired on or after January 1, 2001, and (2) employees who voluntarily elected the pension equity formula during the one-time choice election period in 2001. Of the Named Executive Officers, Mr. Shin, Mr. Thulin, and Mr. Kelly participate under the non-pension equity formula of the ERIP (the Portfolio I Plan), while Mr. Buckley and Mr. Campbell participate under the pension equity formula of the ERIP (the Portfolio II Plan). Retirement benefits under the ERIP are based on an employee's years of service and average annual earnings during the employee's four highest-paid consecutive years of service. As applied to the Named Executive Officers, earnings for purposes of the ERIP include base salary and annual incentive compensation.

        Under the Portfolio I Plan, employees earn annual benefits payable at retirement generally equal to 1.15 percent of their high-four average annual earnings multiplied by their years of service plus 0.35 percent of their high-four average annual earnings in excess of a Social Security breakpoint multiplied by their years of service (up to a maximum of 35 years). The Social Security breakpoint is an average of the Social Security taxable wage bases for each of the 35 years ending with the year each employee qualifies for receiving unreduced Social Security retirement benefits. Under the Portfolio I Plan, an employee may retire with an unreduced pension at age 60 (61 or 62 for employees born after 1942) and if the employee's age and service at the time of retirement total at least 90 (91 or 92 for employees born after 1942) the employee would receive a Social Security bridge payment until age 62. Mr. Thulin is eligible to retire with reduced early retirement benefits under the Portfolio I Plan, with the reduction being equal to 5 percent of the pension otherwise payable for each year that he retires prior to age 61.

        Under the Portfolio II Plan, employees earn pension credits (from 3 percent to 12 percent) for each year of employment based on their age and accumulated years of service under the Plan. Once their employment ends, these accumulated pension credits are multiplied by their high-four average annual earnings and added to an amount determined by multiplying one-half of these accumulated pension credits by their high-four average annual earnings in excess of a Social Security integration level (70 percent of the Social Security taxable wage base in the year employment ends). The sum of these two amounts is then converted into an annuity payable over the lifetime of the employee using fixed conversion factors. The Portfolio II Plan does not provide any subsidies for early retirement.

        As a tax-qualified plan, the ERIP is subject to a variety of limits that apply to both the amount of any employee's earnings that may be considered when determining the benefits earned under the plan as well as the maximum amount of benefits that any employee may earn. The Nonqualified Pension Plan is designed to provide additional benefits to employees, including the Named Executive Officers, affected by these limits. The amount of benefits earned under this Nonqualified Pension Plan generally equal the amount of benefits an employee was not able to earn under the ERIP as a result of the limits imposed by Federal tax laws. The benefits earned under this Nonqualified Pension Plan are generally paid in the form of a single lump-sum cash payment following the termination of their employment (subject to any applicable delay under Federal tax laws). Current employees were given a one-time opportunity during 2008 to elect to receive their benefits earned under this Nonqualified Pension Plan in the form of a life annuity following their retirement, and both Mr. Buckley and Mr. Shin elected to receive their benefits in the form of a life annuity.

        Mr. Buckley and Mr. Campbell also earn supplemental retirement benefits pursuant to their employment agreements with the Company. These supplemental benefits, which were negotiated at the time they agreed to leave their previous employers and join 3M, are designed to replace the pension benefits they failed to earn under the plans of their previous employers because their accrued benefits under those plans do not grow with future increases in compensation. These supplemental benefits are described in detail in the section titled "Additional Information Regarding the Employment Agreements of the Named Executive Officers" following the Grants of Plan-Based Awards Table.

        NONQUALIFIED DEFERRED COMPENSATION

        The following table reflects the participation during 2010 by the Named Executive Officers in three nonqualified deferred compensation plans offered by the Company. The Deferred Compensation Excess Plan allows eligible employees to defer for a number of years or until retirement from the Company the receipt of base salary and the portion of their annual incentive compensation paid in cash. The Performance Awards Deferred Compensation Plan allows eligible employees to defer for a number of years or until retirement from the Company the payout of their performance share or performance unit awards under the 2008 Long-Term Incentive Plan. The VIP Excess Plan allows eligible employees to defer until retirement from the Company the receipt of base salary and annual incentive compensation. With the exception of deferrals of performance shares under the Performance Awards Deferred Compensation Plan, earnings are credited to the amounts deferred under all three plans based on the returns paid on the investment funds available to participants in 3M's qualified 401(k) plan or a fixed rate of return based on corporate bond yields (as selected by each participant). Earnings are credited to the deferrals of performance shares under the Performance Awards Deferred Compensation Plan based on the return on shares of 3M common stock, including reinvested dividends.

2010 Nonqualified Deferred Compensation Table
Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
George W. Buckley
VIP Excess Plan	335,446	240,035	215,285	0	1,676,333
Performance Awards Deferred Compensation Plan	1,813,783	0	1,045,065	0	8,194,854
Patrick D. Campbell
VIP Excess Plan	44,485	28,598	74,257	0	731,023
Inge G. Thulin
VIP Excess Plan	54,716	32,830	4,197	0	140,188
Hak Cheol Shin
VIP Excess Plan	25,354	10,315	63,903	0	567,058
Michael A. Kelly
VIP Excess Plan	73,385	37,165	21,143	0	384,417
Performance Awards Deferred Compensation Plan	537,098	0	16,966	0	554,064

FOOTNOTES TO 2010 NONQUALIFIED DEFERRED COMPENSATION TABLE

        (1)   With the exception of amounts contributed during 2010 by Mr. Shin and Mr. Kelly from the payouts of their annual incentive compensation earned during 2009, all amounts contributed by these individuals during 2010 have been included in the Summary Compensation Table as Salary or Non-Equity Incentive Plan Compensation earned in 2009 or 2010. Since Mr. Shin and Mr. Kelly were not Named Executive Officers of the Company for 2009, the Summary Compensation Table does not reflect any of their compensation earned during 2009.

        (2)   All amounts contributed by the Company on behalf of these individuals during 2010 are included in the "All Other Compensation" column of the Summary Compensation Table.

        (3)   None of these amounts are included in the Summary Compensation Table as compensation earned in 2010.

        (4)   Of the amounts reported in this column, $5,742,308 of Mr. Buckley's balance at the end of 2010, $121,925 of Mr. Campbell's balance at the end of 2010, and $47,520 of Mr. Thulin's balance at the end of 2010 were reported previously as compensation in the Company's Summary Compensation Tables for prior years.

        POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The Company has entered into employment agreements with two of the Named Executive Officers that will require it to make payments to these individuals in the event of the termination of their employment or change in control of the Company. In addition, many of the Company's executive compensation, benefit, and deferred compensation plans provide the Named Executive Officers with certain rights or the right to receive payments in the event of the termination of their employment or upon a change in control of the Company. The amounts payable to each of the Named Executive Officers in each situation is reflected in the following table, assuming that each individual's employment had terminated and/or a change in control of the Company had occurred on December 31, 2010. As of December 31, 2010, Mr. Buckley, Mr. Campbell, and Mr. Thulin were eligible to retire under the Company's pension plans.

2010 Potential Payments upon Termination or Change in Control Table
Name	Triggering Event	Cash Severance ($)(1)		Outstanding Performance Share Awards ($)(2)	Unvested Restricted Stock/RSUs ($)(3)	Unvested Options ($)(4)	Supplemental Pension ($)(5)		Life Insurance Proceeds ($)(6)	Total ($)
George W. Buckley	Resignation without Good Reason/Termination for Cause	0		0	0	0	16,154,152	(9)	0	16,154,152
	Resignation for Good Reason/Non-Cause Termination	9,059,078	(7)	0	0	0	16,154,152	(9)	0	25,213,230
	Change in Control	0		0	6,367,387	6,872,534	4,378,556		0	17,618,477
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	9,059,078	(7)	2,379,522	10,660,122	8,605,800	16,154,152	(9)	0	46,858,674
	Death	0		4,635,432	10,660,122	8,605,800	16,154,152		0	40,055,506
	Disability	0		0	10,660,122	8,605,800	16,154,152	(9)	0	35,420,074
Patrick D. Campbell	Resignation without Good Reason/Termination for Cause	0		0	0	0	5,793,736	(10)	0	5,793,736
	Resignation for Good Reason/Non-Cause Termination	1,313,750	(8)	0	0	0	5,793,736	(10)	0	7,107,486
	Change in Control	0		0	1,517,586	1,904,711	1,682,945		0	5,105,242
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	1,313,750	(8)	578,257	2,693,855	2,433,348	5,793,736	(10)	0	12,812,946
	Death	0		1,126,474	2,693,855	2,433,348	6,008,886	(11)	2,966,024	15,228,587
	Disability	0		0	2,693,855	2,433,348	5,793,736	(10)	0	10,920,939
Inge G. Thulin	Resignation without Good Reason/Termination for Cause	0		0	0	0	4,842,077	(12)	0	4,842,077
	Resignation for Good Reason/Non-Cause Termination	0		0	0	0	4,842,077	(12)	0	4,842,077
	Change in Control	0		0	3,291,913	1,433,094	3,779,620		0	8,504,627
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	0		416,426	4,144,816	1,813,352	4,842,077	(12)	0	11,216,671
	Death	0		811,220	4,144,816	1,813,352	2,666,297	(13)	1,991,100	11,426,785
	Disability	0		0	4,144,816	1,813,352	4,842,077	(12)	0	10,800,245
Hak Cheol Shin	Resignation without Good Reason/Termination for Cause	0		0	0	0	3,060,670	(14)	0	3,060,670
	Resignation for Good Reason/Non-Cause Termination	0		0	0	0	3,060,670	(14)	0	3,060,670
	Change in Control	0		0	3,884,708	1,405,757	2,323,093		0	7,613,558
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	0		416,426	4,761,775	1,842,266	3,060,670	(14)	0	10,081,137
	Death	0		811,220	4,761,775	1,842,266	1,738,485	(15)	1,724,406	10,878,152
	Disability	0		0	4,761,775	1,842,266	3,060,670	(14)	0	9,664,711
Michael A. Kelly	Resignation without Good Reason/Termination for Cause	0		0	0	0	3,464,545	(16)	0	3,464,545
	Resignation for Good Reason/Non-Cause Termination	0		0	0	0	3,464,545	(16)	0	3,464,545
	Change in Control	0		0	1,116,463	1,075,811	2,611,091		0	4,803,365
	Resignation for Good Reason/Non-Cause Termination within 18 months following Change in Control	0		416,426	2,041,168	1,463,164	3,464,545	(16)	0	7,385,303
	Death	0		811,220	2,041,168	1,463,164	1,711,380	(17)	1,431,711	7,458,643
	Disability	0		0	2,041,168	1,463,164	3,464,545	(16)	0	6,968,877

FOOTNOTES TO 2010 POTENTIAL PAYMENTS UPON
TERMINATION OR CHANGE IN CONTROL TABLE

        (1)   The amounts in this column reflect the amount of cash severance the Company would be obligated to pay these individuals pursuant to their employment agreements, as described below.

        (2)   The amounts in this column reflect the target value of performance share awards under the 2008 Long-Term Incentive Plan for which the three-year performance period has not been completed (adjusted to reflect the closing market price of 3M common stock on December 31, 2010), and which would be paid upon the occurrence of the respective triggering events in accordance with the provisions of the Plan.

        (3)   The amounts in this column reflect the value of unvested 3M restricted stock or restricted stock units that would vest upon the occurrence of the respective triggering events in accordance with the provisions of the Management Stock Ownership Program or the 2008 Long-Term Incentive Plan, as applicable. Share values are based on the closing market price of 3M common stock on December 31, 2010 ($86.30).

        (4)   The amounts in this column reflect the spread value on December 31, 2010, of unvested, in-the-money 3M stock options that will vest upon the occurrence of the respective triggering events in accordance with the provisions of the Management Stock Ownership Program or the 2008 Long-Term Incentive Plan, as applicable. Spread values are based on the closing market price of 3M common stock on December 31, 2010 ($86.30).

        (5)   The amounts in this column reflect the present value of accumulated benefits under 3M's Employee Retirement Income Plan, 3M's Nonqualified Pension Plan, and/or the individual's supplemental retirement arrangement based on such individual's employment agreement that would be paid to, or on behalf of, each individual upon the occurrence of the respective triggering events. For additional information regarding the terms of the Nonqualified Pension Plan or those individual supplemental retirement arrangements, see the explanation following the 2010 Pension Benefits Table and the summaries of these employment agreements in the section entitled "Additional Information Regarding the Employment Agreements of the Named Executive Officers," following the 2010 Grants of Plan-Based Awards Table. Except as noted, all of these amounts would be paid in the form of a single lump-sum cash payment.

        (6)   The amounts in this column reflect the life insurance proceeds that would be payable to each individual's beneficiary or beneficiaries pursuant to the universal life insurance policies obtained for them under the Executive Life Insurance Plan.

        (7)   Of this amount, $9,030,000 would be paid in cash in the form of 24 equal monthly installments of $376,250 each. The remainder of this amount reflects the amounts the Company would need to pay or incur in order to provide continued medical ($21,912), dental ($2,668), life insurance ($4,080), and accidental death and disability insurance ($418) benefits for a 24-month period following the termination of Mr. Buckley's employment, as required by his employment agreement.

        (8)   This amount would be paid in the form of a single lump-sum cash payment.

        (9)   This amount would be paid in the form of monthly annuity payments over the lifetime of Mr. Buckley (or over the lifetimes of Mr. Buckley and his designated beneficiary).

        (10) Of this total, $313,760 would be paid in the form of monthly annuity payments over the lifetime of Mr. Campbell (or over the lifetimes of Mr. Campbell and his designated beneficiary).

        (11) Of this total, $313,760 would be paid in the form of monthly annuity payments over the lifetime of Mr. Campbell's surviving spouse if she elected to receive annuity payments in lieu of a single lump-sum cash payment following Mr. Campbell's death.

        (12) Of this total, $1,062,457 would be paid in the form of monthly annuity payments over the lifetime of Mr. Thulin (or over the lifetimes of Mr. Thulin and his designated beneficiary).

        (13) Of this total, $557,378 would be paid in the form of monthly annuity payments over the lifetime of Mr. Thulin's surviving spouse.

        (14) This amount would be paid in the form of monthly annuity payments over the lifetime of Mr. Shin (or over the lifetimes of Mr. Shin and his designated beneficiary).

        (15) Of this total, $418,950 would be paid in the form of monthly annuity payments over the lifetime of Mr. Shin's surviving spouse.

        (16) Of this total, $853,454 would be paid in the form of monthly annuity payments over the lifetime of Mr. Kelly (or over the lifetimes of Mr. Kelly and his designated beneficiary).

        (17) Of this total, $456,646 would be paid in the form of monthly annuity payments over the lifetime of Mr. Kelly's surviving spouse.

Generally Available Compensation and Benefit Plans

        Each of 3M's Named Executive Officers is eligible to participate in and receive compensation or benefits under several plans of the Company that provide for certain payments or rights in the event of the death of the individual or a change in control of the Company. All of the Company's deferred compensation programs, the Deferred Compensation Excess Plan, the Performance Awards Deferred Compensation Plan, and the VIP Excess Plan, provide that the plans will terminate and pay out the account balances of all participants immediately following a change in control of the Company. The Nonqualified Pension Plan provides that, in the event of a change in control of the Company, the Plan will terminate and pay out the remaining accrued benefits of all participants in either an immediate lump-sum cash payment or through the purchase of annuity contracts designed to pay the pension benefits that would otherwise have been paid following the retirement of each participant. The Management Stock Ownership Program and the 2008 Long-Term Incentive Plan provide that all outstanding stock options, restricted stock, and restricted stock units with a grant date prior to February 9, 2010, will immediately vest in full upon a change in control of the Company. All of these plans define a change in control of the Company as an event that satisfies the requirements of the applicable regulations under Section 409A of the Internal Revenue Code.

        The amounts shown above for each of the Named Executive Officers do not include payments and benefits generally provided on a non-discriminatory basis to all similarly situated salaried employees of the Company upon the termination of their employment with the Company, including: (a) accrued salary; (b) annual incentive earned with respect to completed performance periods; (c) unused vacation benefits; (d) retiree welfare benefits provided to substantially all of the Company's U.S. employees, including retiree medical and dental benefits; (e) distributions of account balances under the Company's qualified 401(k) plan; and (f) distribution of account balances in 3M's nonqualified deferred compensation plans, as described in the 2010 Nonqualified Deferred Compensation Table.

George W. Buckley

        Mr. Buckley's employment agreement with the Company provides that in the event the Company terminates his employment without Cause or if he terminates his employment with Good Reason, he would receive: (a) cash severance equal to two times the sum of his annual base salary and target annual bonus payable in the form of 24 equal monthly installments (or in the form of an immediate lump sum, subject to a six-month delay if required under Section 409A of the Internal Revenue Code, if the termination occurs within two years following a Change of Control of the Company); (b) a pro rata portion of the annual bonus that he would otherwise have earned for the year in which his employment so terminates; and (c) continued welfare benefits for the period that cash severance benefits are payable. No severance benefits (other than accrued salary, bonus, and benefits) are payable in the event of the termination of Mr. Buckley's employment by the Company for Cause or by Mr. Buckley without Good Reason. In the event of the termination of Mr. Buckley's employment due to his death or disability, no severance benefits are payable (other than accrued salary, bonus, and benefits, including the supplemental retirement benefits provided under the agreement) other than a pro rata portion of the annual bonus he would otherwise have earned for the year in which his employment so terminates. If any payment or other benefit provided to Mr. Buckley pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Buckley would be entitled to receive a tax gross-up payment with which to pay such tax and the additional taxes payable as a result of such payment. As a condition to receiving any cash severance, pro rata annual bonus, or supplemental retirement benefits, Mr. Buckley is required to sign and deliver to the Company a standard release of claims. In his employment agreement with the Company and as confirmed in the release of claims, Mr. Buckley agrees that for a period of two years following the termination of his employment he will: (1) neither employ nor seek to employ any employee of the Company or encourage them to leave the Company, and (2) neither acquire an ownership interest in or perform certain services for a competitor of the Company.

        For purposes of Mr. Buckley's employment agreement, Cause means any of the following: (i) his commission of a felony or misdemeanor involving fraud, dishonesty, or moral turpitude; (ii) his material breach of such employment agreement; (iii) willful or intentional material misconduct by Mr. Buckley in the performance of his duties; (iv) willful and intentional failure by Mr. Buckley to materially comply with a specific, written direction of the Board of Directors that is consistent with normal business practice and not inconsistent with his responsibilities under such employment agreement; (v) a material violation of the Company's conflict of interest policy; (vi) a material violation of any Company policy that would be grounds for the immediate dismissal of any senior executive of the Company; or (vii) an order or determination of any court, administrative agency, or other entity that has the effect of prohibiting Mr. Buckley from performing his responsibilities under such employment agreement. For purposes of Mr. Buckley's employment agreement, Good Reason means any of the following (unless he agrees in writing that a specific event shall not be Good Reason): (i) the Company's material breach of his employment agreement; (ii) the Company's failure to assign his employment agreement to a successor of the Company or such successor's failure to explicitly assume and agree to be bound by such agreement; (iii) a requirement that Mr. Buckley be principally based at any office or location more than 30 miles from the Company's current headquarters in St. Paul, Minnesota; or (iv) upon or following a Change of Control of the Company, the failure to nominate and elect Mr. Buckley to serve as the Chief Executive Officer, Chairman of the Board, or most senior executive officer of the Company or its top-tier parent entity. For purposes of Mr. Buckley's employment agreement, a Change of Control of the Company means any of the following: (i) any person becomes the owner of 20 percent or more of the voting securities of the Company; (ii) the members of the Board of Directors of the Company as of December 6, 2005, and their approved successors fail to constitute at least 50 percent of the members of such Board of Directors; (iii) a merger, consolidation, or reorganization involving the Company if the beneficial owners of the Company's voting securities immediately before such transaction are not expected to own more than 50 percent of the voting power of such voting securities in the corporation resulting from such transaction; (iv) a plan or agreement for the sale or other disposition of substantially all of the assets of the Company (other than to an entity more than 50 percent owned by the Company or an entity more than 50 percent owned by the beneficial owners of the voting securities of the Company immediately before the sale or other disposition); or (v) approval of a plan of liquidation by the stockholders of the Company; provided, however, that for purposes of determining whether shares of 3M common stock or other remuneration are to be delivered to Mr. Buckley upon a Change of Control with respect to the restricted stock units or performance units granted to him pursuant to his employment agreement and for purposes of determining whether the cash severance described above shall be paid in a lump sum instead of installments on account of a termination of his employment without Cause or for Good Reason upon or prior to the second anniversary of a Change of Control, there shall not be a Change of Control unless the event that would otherwise constitute a Change of Control satisfies the requirements of the applicable regulations under Section 409A of the Internal Revenue Code.

Patrick D. Campbell

        Mr. Campbell's employment agreement with the Company provides that in the event the Company terminates his employment without Cause or if he terminates his employment with Good Reason, he would receive: (a) cash severance equal to one times the sum of his annual base salary and target annual profit sharing or annual incentive if such termination occurs more than five years but no more than ten years following his employment commencement date, and (b) a period of two years following the termination date in which to exercise the stock options granted to him at the time his employment commenced and the stock options he received as his annual stock option grant for 2002. No severance benefits (other than accrued salary, profit sharing or annual incentive, and benefits) are payable in the event of the termination of Mr. Campbell's employment by the Company for Cause or by Mr. Campbell without Good Reason. In the event of the termination of Mr. Campbell's employment due to his death or disability, no severance benefits (other than accrued salary, profit sharing or annual incentive, and benefits, including the supplemental retirement benefits provided under the agreement) are payable. If any payment or other benefit provided to Mr. Campbell pursuant to his employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Campbell would be entitled to receive a tax gross-up payment with which to pay such tax and the additional taxes payable as a result of such payment. As a condition to receiving any cash severance, Mr. Campbell is required to sign and deliver to the Company a standard release of claims.

        For purposes of Mr. Campbell's employment agreement, Cause means any of the following: (i) his indictment on or commission of a felony or misdemeanor involving fraud, dishonesty, or moral turpitude; (ii) his material breach of such employment agreement; (iii) willful or intentional material misconduct by Mr. Campbell in the performance of his duties; or (iv) willful or intentional failure by Mr. Campbell to materially comply with a specific, written direction of the Chief Executive Officer that is consistent with normal business practice and with his responsibilities under such employment agreement. For purposes of Mr. Campbell's employment agreement, Good Reason means any of the following (unless he agrees in writing that a specific event shall not be Good Reason): (i) the Company reduces his annual planned cash compensation by more than 15 percent, (ii) his relocation to a primary work site located more than 50 miles from his then current work site, or (iii) his reassignment to a position having primary responsibilities which are significantly less than those of his immediate previous position.

        As described above, the employment agreements that the Company has entered into with Mr. Buckley and Mr. Campbell require the Company to provide them with tax gross-up payments in the event that any payments or other benefits provided to them under their agreements become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code as a result of a change in control of the Company. The purpose of such tax gross-up payments would be to give each individual sufficient cash with which to pay such excise tax and the additional income and other taxes payable as a result of such payment. The Company does not intend to include such "excise tax gross-up payment" provisions in future employment agreements or arrangements it may establish with its executives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee are named in the preceding section. No members of the Compensation Committee were officers or employees of 3M or any of its subsidiaries during the year, were formerly 3M officers (except that Robert S. Morrison served as interim Chairman of the Board and Chief Executive Officer from June 30, 2005, to December 6, 2005), or had any relationship otherwise requiring disclosure.

AUDIT COMMITTEE REPORT

        The role of the Audit Committee includes assisting the Board of Directors in its oversight of the Company's financial reporting process. In performing this oversight function, the Audit Committee has:

  •
  Reviewed and discussed the audited consolidated financial statements with management, which has primary responsibility for the financial statements;

  •
  Discussed with PricewaterhouseCoopers LLP (PwC), the Company's independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T; and

  •
  Received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC's communications with the audit committee concerning independence, and has discussed with PwC its independence.

        Based upon the review and discussions described above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Herbert L. Henkel, Chair
Linda G. Alvarado
Michael L. Eskew
W. James Farrell

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

        The Audit Committee is responsible for appointing and overseeing the work of the independent registered public accounting firm ("Independent Accounting Firm"). The Audit Committee has established the following procedures for the pre-approval of all audit and permissible non-audit services provided by the Independent Accounting Firm.

        Before engagement of the Independent Accounting Firm for the next year's audit, the Independent Accounting Firm will submit to the Audit Committee for approval a detailed description of services it expects to render to the Company during that year for each of the following categories of services:

        1.     Audit services include audit work performed in the preparation of consolidated financial statements, as well as work that generally only the Independent Accounting Firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

        2.     Audit related services are for assurance and related services that are traditionally performed by the Independent Accounting Firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

        3.     Tax services include all services performed by the Independent Accounting Firm's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

        4.     Other services are those services not captured in the other categories.

        Before engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the Independent Accounting Firm to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the Independent Accounting Firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Accounting Firm.

        The Audit Committee has delegated pre-approval authority to the chair of the Committee. The chair must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

FEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table represents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's consolidated financial statements for the years ended December 31, 2009 and 2010, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods (amounts in millions).

Audit and Non-Audit Fees ($ in millions)

	2009	2010
Audit Fees:(1)	$11.0	$11.9
Audit Related Fees:(2)	0.7	0.8
Tax Fees:(3)	1.2	1.0
All Other Fees:(4)	0.0	0.6

Total	$12.9	$14.3

        (1)   Audit fees consisted of fees for audit work and review services, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents, and assistance with and review of documents filed with the Securities and Exchange Commission.

        (2)   Audit related fees consisted of fees principally for financial due diligence, audits of employee benefit plans, and other attest services.

        (3)   Tax fees consisted principally of tax planning and compliance.

        (4)   All other fees consisted of other permissible services primarily related to enterprise resource planning systems.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR NEXT YEAR'S ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in 3M's Proxy Statement for next year's Annual Meeting, our Corporate Secretary must receive the proposal no later than 5:00 p.m. Central Time on November 24, 2011. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to: Gregg M. Larson, Deputy General Counsel and Secretary, 3M Company, 3M Center, Building 220-13E-34, St. Paul, MN 55144-1000. Such proposals must contain the information required under 3M's Bylaws, a copy of which is available at www.3M.com under Investor Relations — Corporate Governance, and also must comply with the SEC's regulations regarding the inclusion of stockholder proposals in Company sponsored proxy materials, such as the stockholder continuing to own a minimum number of shares until the Annual Meeting and appearing in person or through an authorized representative at the meeting to present the proposal.

        Alternatively, stockholders intending to present a proposal at next year's Annual Meeting without having it included in the Company's Proxy Statement must comply with the requirements set forth in the Company's Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder no earlier than the close of business on January 11, 2012, and no later than the close of business on February 10, 2012. The notice must contain the information required by our Bylaws.

        Proposals received by the Corporate Secretary after the dates mentioned will not be included in the Proxy Statement or acted upon at next year's Annual Meeting.

By Order of the Board of Directors.

GREGG M. LARSON

Deputy General Counsel and Secretary

Attendance Card	Attendance Card

Annual Meeting of Stockholders	Annual Meeting of Stockholders

May 10, 2011 RiverCentre 175 West Kellogg Blvd. St. Paul, Minnesota 55102	May 10, 2011 RiverCentre 175 West Kellogg Blvd. St. Paul, Minnesota 55102

This is your ticket to the 2011 Annual Meeting. Please show it upon arrival. Annual Meeting activities begin at 9:00 a.m. with refreshments. The meeting starts at 10:00 a.m. PLEASE NOTE THAT THE 3M STORE, LUNCH, GIFT BAGS, AND PRODUCT DISPLAYS ARE NO LONGER PART OF THE MEETING.
This is your ticket to the 2011 Annual Meeting. Please show it upon arrival. Annual Meeting activities begin at 9:00 a.m. with refreshments. The meeting starts at 10:00 a.m. PLEASE NOTE THAT THE 3M STORE, LUNCH, GIFT BAGS, AND PRODUCT DISPLAYS ARE NO LONGER PART OF THE MEETING.
The meeting will be held in the Roy Wilkins Auditorium. Hosts and hostesses will show you the way after you enter the RiverCentre.	The meeting will be held in the Roy Wilkins Auditorium. Hosts and hostesses will show you the way after you enter the RiverCentre.
Since parking space is limited, you are urged to consider carpooling or public transportation.	Since parking space is limited, you are urged to consider carpooling or public transportation.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 3M COMPANY M29462-P05549 For Against Abstain 3M CENTER BLDG. 220-9E-02 ST. PAUL, MN 55144-1000 For Against Abstain For address changes and/or comments, please check this box and write them on the back where indicated. 4. An advisory vote on the frequency of advisory votes on executive compensation. 2. To ratify the appointment of PricewaterhouseCoopers LLP as 3M's independent registered public accounting firm. 5. Stockholder proposal on political contributions. 1. To elect ten members to the Board of Directors, each for a term of one year. Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 P.M. Central Daylight Time on May 9, 2011*. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 P.M. Central Daylight Time on May 9, 2011*. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to 3M Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by May 9, 2011*. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by 3M Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. *Up until 10:59 p.m. Central Daylight Time on May 5, 2011 for participants in 3M's Voluntary Investment Plan and Employee Stock Ownership Plan and the 3M Savings Plan. The Board of Directors recommends you vote FOR the following proposals 1, 2, and 3: 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1 Year 2 Years 3 Years Abstain Vote on Directors 1i. Aulana L. Peters 1d. Michael L. Eskew 1b. George W. Buckley 1e. W. James Farrell 1f. Herbert L. Henkel 1g. Edward M. Liddy 1h. Robert S. Morrison 1a. Linda G. Alvarado 1c. Vance D. Coffman 1j. Robert J. Ulrich 3. An advisory vote on executive compensation. The Board of Directors recommends you vote AGAINST the following proposal: NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. The Board of Directors recommends a vote for a frequency of "1 Year": For Against Abstain

Address Changes/Comments: ______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) 3M COMPANY The Board of Directors solicits this proxy for use at the Annual Meeting on Tuesday, May 10, 2011. The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card hereby appoint(s) George W. Buckley, Patrick D. Campbell, David W. Meline, and Gregg M. Larson or any of them, each with full power of substitution, as proxies, to vote all shares of common stock in 3M Company which the stockholder(s) would be entitled to vote on all matters which may properly come before the 2011 Annual Meeting of Stockholders and any adjournments thereof. THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTION INDICATED ON THE REVERSE SIDE OF THIS CARD. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED. FOR PARTICIPANTS IN 3M'S VOLUNTARY INVESTMENT PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN (VIP), AND THE 3M SAVINGS PLAN: In accordance with the terms of the VIP and Savings Plan, shares allocated to the respective accounts in these plans on the record date will be voted by the trustee, State Street Bank and Trust Company, in accordance with the instructions indicated on the reverse side of this card, and in accordance with the judgment of the trustee upon other business as may properly come before the meeting and any adjournments or postponements thereof. In addition, participants in the VIP may instruct State Street (as VIP trustee) how to vote a proportionate number of the 3M shares held by the VIP that have been allocated to accounts of participants for which no instructions are received. If no instructions are provided or if this card is not received on or before May 5, 2011, shares held in the respective accounts in the Savings Plan will be voted by the trustee as directed by any one of the named proxies designated above. If no instructions are provided or if this card is not received on or before May 5, 2011, shares held in the respective accounts in the VIP will be voted by the trustee in the same proportion that the other participants in the VIP direct the trustee to vote shares in the VIP accounts. NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 10, 2011, 10:00 a.m. Central Daylight Time (Continued, and must be signed and dated on the other side) M29463-P05549 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.